Exhibit  2.1



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG
                           ORBIT INTERNATIONAL CORP.,
                                    AS BUYER,
                      INTEGRATED CONSULTING SERVICES, INC.
                                       AND
                         THE RESPECTIVE SHAREHOLDERS OF
                      INTEGRATED CONSULTING SERVICES, INC.,
                                 AS THE SELLERS



                                December 19, 2007

                                      - v -
1020647.22

                                      - i -
1020647.22
                                Table of Contents
                                -----------------
Item     Page
----     ----
Article I.     Definitions     2
  1.01  Specific Definitions     2
  1.02  Other Definitional Provisions     2
Article II.     Purchase and Sale     2
  2.01  Purchase and Sale of Shares     2
  2.02  Closing Purchase Price     2
  2.03  Adjustment of the Purchase Price     2
  2.04  Assumption of Liabilities     2
  2.05  Closing     2
  2.06  Closing Procedures and Deliveries     2
  2.07  Conditions to Closing     2
  2.08  Contingent Earn-Out Payment     2
  2.09  Tax Matters     2
Article III.     Representations and Warranties of the Sellers     2
  3.01  Ownership of Shares     2
  3.02  Authority; Binding Effect     2
  3.03  No Violations     2
  3.04  No Other Agreements to Purchase     2
  3.05  Consents and Approvals     2
  3.06  Brokers and Finders     2
  3.07  Investment Representations     2
  3.08  ICS Disclosure Schedule     2
  3.09  Organization and Qualification     2
  3.10  Corporate Power; Binding Effect     2
  3.11  Foreign Qualification     2
  3.12  Subsidiaries     2
  3.13  Capitalization     2
  3.14  Financial Condition     2
  3.15  Absence of Certain Changes     2
  3.16  Properties, Leases, Etc     2
  3.17  Indebtedness     2
  3.18  Absence of Undisclosed Liabilities     2
  3.19  Tax Matters     2
  3.20  Litigation and Claims     2
  3.21  Safety; Zoning; Real Estate; and Environmental Matters     2
  3.22  Material Contracts     2
  3.23  Tangible Property     2
  3.24  Title to Assets; Permitted Liens     2
  3.25  Employees; Labor Relations; Benefit Plans     2
  3.26  Potential Conflicts of Interest     2
  3.27  Patents, Trademarks, Business Name     2
  3.28  Insurance     2
  3.29  Governmental and Other Third-Party Consents     2
  3.30  Employment of Officers     2
  3.31  Compliance with Other Instruments, Laws, Etc     2
  3.32  Compliance with Securities Laws     2
  3.33  Questionable Payments     2
  3.34  ICS Disclosure Schedule     2
Article IV.     Representations and Warranties of Buyer     2
  4.01  Organization and Standing     2
  4.02  Corporate Power     2
  4.03  Authorization; Binding Effect     2
  4.04  Capitalization     2
  4.05  Subsidiaries     2
  4.06  Authority to Conduct Business     2
  4.07  No Violation     2
  4.08  Litigation     2
  4.09  Full Disclosure     2
  4.10  SEC Filings     2
  4.11  Conduct of Business     2
  4.12  Brokers     2
  4.13  Consents     2
  4.14  Common Stock     2
  4.15  Orbit Shares     2
  4.16  Absence of Undisclosed Liabilities     2
  4.17  Sarbanes-Oxley Act     2
  4.18  Orbit Disclosure Schedule     2
Article V.     Indemnification     2
  5.01  Indemnity in Favor of Buyer     2
  5.02  Indemnity in Favor of Sellers     2
  5.03  Indemnification Procedure     2
  5.04  Survival     2
Article VI.     Covenants of the Sellers     2
  6.01  Access     2
  6.02  Conduct of Business     2
  6.03  Advice of Changes     2
  6.04  Voting by Sellers     2
  6.05  Conduct of Business Until the Effective Date     2
  6.06  Cooperation on Tax Matters     2
  6.07  Assignment and Assumption of Facility Leases     2
Article VII.     Covenants of Buyer     2
  7.01  Employment Agreement     2
  7.02  Transfer of Orbit Shares to Sellers     2
  7.03  Registration Rights Agreement     2
  7.04  Assignment and Assumption of Lease     2
  7.05  Cooperation of Buyer     2
  7.06  SEC Filings     2
  7.07  Certain Tax Matters     2
Article VIII.     Conditions to Obligations of Buyer     2
  8.01  Accuracy of Representations and Warranties and Compliance With Covenants
2
  8.02  Good Standing; Qualification to do Business     2
  8.03  Minimum Net Working Capital     2
  8.04  Inventory     2
  8.05  Review of Proceedings     2
  8.06  No Legal Action     2
  8.07  No Governmental Action     2
  8.08  Consents     2
  8.09  Personnel     2
  8.10  Employment Agreements     2
  8.11  Restrictive Covenants Agreement     2
  8.12  General Release     2
  8.13  Other Closing Documents     2
  8.14  Other Agreements     2
  8.15  Corporate Records     2
  8.16  Opinion of Counsel     2
  8.17  Board Approval     2
  8.18  No Material Adverse Change     2
  8.19  Tax Withholding Forms and Certificates     2
  8.20  Section 338(h)(10) Election     2
  8.21  Assignment and Assumption of Lease     2
  8.22  Delivery of Cash into Escrow     2
  8.23  Responsibility for Filing Tax Returns     2
  8.24  Termination of Shareholders' Agreement     2
Article IX.     Conditions to Obligations of the Sellers     2
  9.01  Accuracy of Representations and Compliance with Covenants     2
  9.02  Stock Certificates     2
  9.03  Cash Purchase Price     2
  9.04  Employment Agreements     2
  9.05  Registration Rights Agreement     2
  9.06  Opinion of Counsel     2
  9.07  Assignment and Assumption of Lease     2
  9.08  Board Approval     2
  9.09  Other Closing Documents     2
  9.10  No Legal Action     2
  9.11  Other Agreements     2
  9.12  Consents     2
  9.13  Review of Proceedings     2
  9.14  No Governmental Action     2
  9.15  Release of Guaranties, Mortgages     2
  9.16  Pre-Closing Assignment of the Certificates of Deposits     2
Article X.     Miscellaneous     2
  10.01  Termination     2
  10.02  [Intentionally left blank]     2
  10.03  Confidentiality     2
  10.04  Expenses     2
  10.05  Brokers and Finders     2
  10.06  Further Actions     2
  10.07  Availability of Equitable Remedies     2
  10.08  Modification     2
  10.09  Notices     2
  10.10  Waiver     2
  10.11  Disclosure Schedules; Effect of Investigation     2
  10.12  Binding Effect     2
  10.13  No Third-Party Beneficiaries     2
  10.14  Severability     2
  10.15  Headings     2
  10.16  Governing Law; Jurisdiction; Venue     2
  10.17  Counterparts     2

List of Schedules and Exhibits
------------------------------
Schedules
---------
ICS Disclosure Schedule
Orbit Disclosure Schedule

Exhibits
--------
Exhibit 2.03 -          Allocation of Purchase Price
Exhibit 2.06(a)(i) -  Form of Sellers' Closing Escrow Agreement
Exhibit 2.06(a)(ii) - Form of Buyer's Closing Escrow Agreement
Exhibit 2.06(d) -     Form of Indemnity Escrow Agreement
Exhibit 2.07(b) -     Form of Registration Rights Agreement
Exhibit 2.08(a) -     Form of Buyer's Promissory Note
Exhibit 2.08(b) -     Form of Custody Pledge and Surety Agreement
Exhibit 6.07 -         Form of Assignment and Assumption of Lease
Exhibit 7.01 -         Form of Employment Agreement
Exhibit 8.11 -         Form of Restrictive Covenants Agreement
Exhibit 8.12 -         Form of General Release
Exhibit 8.16 -         Form of Opinion of Counsel for the Sellers
Exhibit 9.06 -         Form of Opinion of Counsel for Buyer

                                     - 56 -
1020647.22


1020647.22
                            STOCK PURCHASE AGREEMENT
This Agreement is made as of December 19, 2007, by and among ORBIT INTERNATIONAL CORP., a Delaware corporation ("BUYER"), INTEGRATED CONSULTING SERVICES, INC. (d/b/a Integrated Combat Systems, Inc.) ("ICS"), a Kentucky corporation, and KENNETH J. ICE ("MR. ICE"), MICHAEL R. RHUDY ("MR. RHUDY") and JULIE A. MCDEARMAN ("MS. MCDEARMAN"), the sole shareholders of ICS (collectively referred to as the "SELLERS").
                                    RECITALS

     WHEREAS, the Sellers own all of the issued and outstanding capital stock of ICS free and clear of all encumbrances (the "SHARES"); and

     WHEREAS, the Sellers desire to sell, and Buyer desires to purchase, all of the Sellers' right, title and interest in and to the Shares on the terms and conditions contained herein (the "SHARE PURCHASE").
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
  1.01     Specific Definitions.
     As used in this Agreement, the following terms have the following meanings:
"Accounts  Receivable"  has  the  meaning  specified  in Section 4.06(b) of this
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Agreement.
 ----
"Affiliate"  means  any  other  person  directly  or  indirectly  controlling,
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controlled by, or under direct or indirect common control with, Buyer or ICS (or
 --------
other referenced Person) and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of Buyer or ICS (or other referenced Person), and any of the Family Members of any such Person, (b) any Person of which Buyer or ICS (or other referenced Person) and/or its Affiliates (as defined in clause
(a)  above),  directly  or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, and (c) in the case of a specified person who is an individual, Family Members of such person, or any Affiliate of any of them, or any Affiliates of any of the foregoing.
"Affiliated  Group" has the meaning given to it in Section 1504 of the Code, and
 -----------------
in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax Law. "Agreement" means this Stock Purchase Agreement, as the same may be amended or
 ---------
supplemented from time to time in writing and in accordance with the terms of this Agreement.
"Ancillary  Documents"  means the Sellers' Closing Escrow Agreement, the Buyer's
 --------------------
Closing  Escrow  Agreement,  the  Indemnity  Escrow  Agreement, the Registration
Rights Agreement, the Buyer's Promissory Note, the Pledge Agreement, the Assignment and Assumption of Leases, the Employment Agreements, the Restrictive Covenant Agreements and the General Releases.
"Applicable  Survival  Period" has the meaning specified in Section 5.04 of this
 ----------------------------
Agreement.
"Assets"  means  any  and  all real, personal or intangible property or goodwill
 ------
used  in  connection  with  ICS's  business.
 --
"Assignment  and  Assumption of Lease" has the meaning specified in Section 6.07
 ------------------------------------
of  this  Agreement.
"Bank"  has  the  meaning  specified  in  Section  9.17  of  this  Agreement.
 ----
"Business  Day"  means any day other than a Saturday, a Sunday or a day on which
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banks  in New York City are authorized or obligated by Law or executive order to close.
"Buyer"  has  the  meaning  specified  in  the  Preamble  to  this  Agreement.
 -----
"Certificate  of  Deposit"  has  the  meaning  specified in Section 9.17 of this
 ------------------------
Agreement.
 ----
"Claims"  has  the  meaning  specified  in  Section  5.03(a)  of this Agreement.
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"Claim  Notice"  has the meaning specified in Section 5.03(a) of this Agreement.
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"Closing"  has  the  meaning  specified  in  Section  2.05  of  this  Agreement.
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"Closing  Balance  Sheet"  has  the  meaning  specified  in Section 8.03 of this
 -----------------------
Agreement.
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"Closing  Date"  has  the  meaning  specified in Section 2.05 of this Agreement.
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"Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
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"Common  Stock"  means  the  common  stock,  $.10 par value per share, of Buyer.
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"Consent"  means  waiver,  permit,  grant,  franchise,  concession,  agreement,
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license,  exemption  or  order  of,  registration,  certificate,  clauses  of
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declaration  or  filing  with,  or  report  or  notice  to any person or entity,
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including,  but not limited to any Governmental Authority, which by its or their
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terms  is  final and conclusive, from which there is no further appeal right, or any  such  appeal  right  has  expired.
"Contracts"  means any agreements, contracts, leases, powers of attorney, notes,
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loans,  evidence of Indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any Person is a party or to which any of the assets of the Person is subject, whether oral or written, express or implied. "Courier" has the meaning specified in Section 10.09 of this Agreement.
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"Cut-Off  Date"  has the meaning specified in Section 3.14(a) of this Agreement.
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"Direct  Claim"  has the meaning specified in Section 5.03(a) of this Agreement.
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"Disclosure  Schedule"  has  the  meaning  specified  in  Section  10.11 of this
 --------------------
Agreement.
 ------
"Effective  Date"  has  the meaning specified in Section 2.01 of this Agreement.
 ---------------
"Employee  Benefit  Plan"  has  the meaning specified in Section 3.25(i) of this
 -----------------------
Agreement.
 --
"Employment  Agreement"  has  the  meaning  specified  in  Section  7.01 of this
 ---------------------
Agreement.
 ------
"Environmental  Conditions"  means  the introduction into the environment of any
 -------------------------
pollution, including, without limitation, any contaminant, irritant or pollutant
 -
or other Hazardous Substance (whether upon the Premises, whether the pollution migrated from the Premises onto other property, and whether or not such pollution constituted at the time thereof a violation of any Environmental Law in connection with the release of any Hazardous Substance) as a result of which ICS has or may be liable to any person, or have or may reasonably be expected to become liable to any Person or by reason of which any Premises or any of the
Assets  may  reasonably  be  expected  to  suffer  or  be subjected to any Lien.
     "Environmental  Costs"  means  any  and  all costs and expenses (including,
      --------------------
without limitation, reasonable attorney, consultant and engineer fees and related expenses) for an environmental assessment, clean-up or remediation, or legal proceeding attendant thereto.
     "Environmental  Laws"  means  any  federal, state, district, or local Laws,
      -------------------
regulations, ordinances, orders, permits and judgments, consent orders and common Law relating to the protection of the environment, including any Law of strict liability, nuisance or with respect to conducting abnormally dangerous or hazardous activities including, without limitation, provisions pertaining to or regulating air pollution, water pollution, noise control, wetlands, water courses, natural resources, wildlife, Hazardous Substances, or any other activities or conditions which impact or relate to the environment or nature. Such Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Recovery Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., each as amended.
     "Environmental  Liability"  shall  mean  any  and  all liabilities, Losses,
      ------------------------
Claims, penalties, damages, Environmental Costs, expenses, remediation or inspection costs and any expenses (including, without limitation, reasonable attorney, consultant and engineer fees and expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising from or relating to compliance by ICS and/or the Sellers with any Environmental Law or arising under any theory of law or equity and relating to, or arising from, Environmental Conditions or the use, treatment, storage, disposal, transport, generation or handling of any Hazardous Substance during the ownership or occupancy of the
Premises  by  ICS.
     "Environmental  Permits"  means  all  governmental  permits,  licenses,
      ----------------------
registrations,  and authorizations required by any Environmental Law in order to
      ---
operate  the  business  as  currently  operated  by  ICS.
"ERISA"  means  the Employee Retirement Income Security Act of 1974, as amended,
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and  the  regulations  and  interpretations  issued  thereunder.
"Escrow  Indemnity  Account"  has  the meaning specified in Section 2.06 of this
 --------------------------
Agreement.
 --
"Facility  Leases"  means  the  Lease  Agreement  dated  March 15, 2004, between
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Louisville/Jefferson County Redevelopment Authority, Inc. and ICS for the leased
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Premises located at 163 Rochester Drive, Suite 100 and Suite 200, Louisville, KY
40214; the Lease Agreement dated April 1, 2004 between Louisville/Jefferson County Redevelopment Authority, Inc. and ICS for the leased premises located at 163 Rochester Drive, Building L, Louisville, KY 40214, and the Lease Agreement dated December 9, 2005 between General Booth Properties, LLC and ICS for the leased premises located at 2020 General Booth Blvd., Virginia Beach, VA. "Family Members" means, as applied to any individual, any parent, spouse, child,
 --------------
spouse of a child, brother or sister of the individual, and each trust or other entity such as a family limited partnership created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.
"GAAP"  means  generally  accepted accounting principles that are (i) consistent
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with the principles promulgated or adopted by the Financial Accounting Standards
 -
Board and its predecessors, (ii) applied on a basis consistent with prior periods, and (iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.
"General  Release"  has the meaning specified in Section 8.12 of this Agreement.
 ----------------
     "Good  Faith Interim Amendments" means, all "good faith" interim amendments
      ------------------------------
intended to reflect (1) certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001; (2) Final Code Section 401(a)(9) regulations regarding minimum distribution requirements; (3) Code Section 401(a)(31)(B) requirements regarding certain mandatory direct rollover distributions, and (4) final regulations issued under Code Sections 401(k) and 401(m) for qualified plans which contain Code Section 401(k) provisions.

"Governmental Authority" means any nation or government, any state or provincial
 ----------------------
or other political subdivision thereof, any province, city or municipality, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any Governmental Authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any government authority, agency, department, board, commission or instrumentality of the United States or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "GUST"  means  the  Uruguay  Round  Agreements Act, the Small Business Jobs
      ----
Protection  Act  of  1996, the Taxpayer Relief Act of 1997, the Uniform Services
Employment and Reemployment Rights Act, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and all applicable rulings and regulations issued thereunder.

"Hazardous  Substances"  means, collectively, any hazardous waste, as defined by
 ---------------------
42  U.S.C.   6903(5),  any  hazardous  substances  as  defined  by  42  U.S.C.
9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33), any toxic pollutant as defined by 33 U.S.C. 1362(13), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

"ICS  Disclosure  Schedule"  has  the  meaning  specified in the introduction of
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Article  III  of  this  Agreement.
 ----

     "ICS Financial Statements" has the meaning specified in Section 3.14 (a) of
      ------------------------
this  Agreement.

     "ICS"  has  the  meaning  specified  in  the  Preamble  to  this Agreement.
      ---
"ICS  Shares"  has  the  meaning  specified  in  the Recitals to this Agreement.
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"Indebtedness" means (a) all indebtedness for borrowed money, whether current or
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long-term,  or  secured  or  unsecured,  (b)  all  indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which ICS or the Sellers are liable as lessee, (f) any Liability in respect of bankers' acceptances or letters of credit, and (g) all indebtedness of any Person that is directly or indirectly guaranteed by ICS or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against any loss. "Indemnified Party" has the meaning specified in Section 5.03 of this Agreement.
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"Indemnifying  Party"  has  the  meaning  specified  in  Section 5.03(a) of this
 -------------------
Agreement.
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"Inventory"  shall  mean  (a) all of ICS's inventory, wherever located, held for
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resale  to its customers or pursuant to GAAP should be reflected as inventory on
 -
the Closing Balance Sheet and (b) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items and similar items of ICS.
"Knowledge"  means  (i)  with  respect  to  Buyer,  the  actual knowledge of the
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executive  officers  of  Buyer, and (ii) with respect to ICS or the Sellers, the
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actual  knowledge  of  Mr.  Ice,  Mr.  Rhudy  or  Ms.  McDearman, as applicable.
 -
"Laws" means all laws, statutes, by-laws, ordinances, rules, regulations, orders
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or  decrees  of  any  Governmental  Authority.
"Liabilities"  means,  any  and  all direct or indirect liability, Indebtedness,
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obligation,  commitment,  expense, claim, deficiency, guaranty or endorsement of
 --
or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown or otherwise, including, without limitation, Tax Liabilities, Liabilities in respect of products and Environmental Liabilities
"Liens"  means  all  liens, mortgages, easements, charges, restrictions, claims,
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security  interests,  options  or  other  encumbrances  of  any  nature.
 -
 "Material  Adverse  Change"  means  a  change  that  has or could reasonably be
  -------------------------
expected  to  have  a  Material  Adverse  Effect.
  ----
"Material Adverse Effect" means any change, circumstance or event, including any
 -----------------------
change, circumstance or event as the result of an omission or failure to act pursuant to any regulation, that individually or in the aggregate with all other changes, circumstance or events of whatever character or nature, is or is reasonably likely to have a material adverse effect (i) on the business, properties, condition (financial or otherwise), Assets, Liabilities, results of operations or prospects of ICS, or (ii) on the consummation of the transactions contemplated by this Agreement in a timely manner.
"Minimum  Net Working Capital" has the meaning specified in Section 8.03 of this
 ----------------------------
Agreement.
"Mr.  Ice"  has  the  meaning  specified  in  the  Preamble  to  this Agreement.
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"Mr.  Rhudy"  has  the  meaning  specified  in  the  Preamble to this Agreement.
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"Ms.  McDearman"  has  the  meaning specified in the Preamble to this Agreement.
 --------------
"Net  Revenues"  has  the  meaning  specified in Section 2.08 to this Agreement.
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"Net  Working  Capital"  has  the  meaning  specified  in  Section  8.03 of this
 ---------------------
Agreement.
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"Orbit  Disclosure  Schedule"  has  the meaning specified in the introduction of
 ---------------------------
Article  V  of  this  Agreement.
 --
 "Orbit  Shares" has the meaning specified in Section 2.02(i) of this Agreement.
  -------------
"Ordinary  Course of Business" shall mean the ordinary course of business of ICS
 ----------------------------
consistent with past custom and practice (including with respect to pricing, quantity and frequency).
"Permits" means all permits, authorizations, approvals, registrations, licenses,
 -------
certificates, directives, orders or variances granted by or obtained from any Governmental Authority and used or required in connection with the business of ICS.
"Permitted Liens" means (i) Liens created by Buyer, (ii) Liens for or in respect
 ---------------
of Taxes, impositions, assessments, fees, water and sewer rents and other governmental charges levied or assessed or imposed against the leased real property which are not yet delinquent or are being contested in good faith by appropriate Proceedings, (iii) the rights of lessors and lessees under leases executed in the Ordinary Course of Business, (iv) the rights of licensors and licensees under licenses executed in the Ordinary Course of Business, or (v) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of Law and incurred in the Ordinary Course of Business, securing obligations not yet delinquent or being contested in good faith by appropriate Proceedings.
"Person"  or  "person"  (regardless  of  whether  capitalized) means any natural
 ------        ------
person,  entity,  or  association, including without limitation any corporation,
 ----
partnership,  limited  liability  company,  government (or agency or subdivision
 -
thereof),  trust,  joint  venture,  or  proprietorship.
 -
"Personal Property" has the meaning specified in Section 3.23 of this Agreement.
 -----------------
"Premises"  refers  collectively  to  all  the  real  property  owned, leased or
 --------
operated  by  ICS  or of which real property leased or operated by ICS is a part
 ------
unless  otherwise  provided  in  this  Agreement  (i.e.,  leased  Premises).
 -
"Prime Rate" means the fluctuating rate per annum announced from time to time in
 ----------
The Wall Street Journal as the prime rate, and in the absence of such announced rate the prime rate charged by Citibank, N.A.
"Proceeding"  means charge, complaint, action, order, writ, injunction, judgment
 ----------
or decree outstanding or claim, application, demand, suit, litigation, proceeding, labor dispute, arbitration or other alternative dispute resolution proceeding, hearing or investigation.
"Proprietary  Information"  has the meaning specified in Section 3.27(a) of this
 ------------------------
Agreement.
"Purchase  Price"  has  the meaning specified in Section 2.02 of this Agreement.
 ---------------
"Registration  Rights Agreement" has the meaning specified in Section 2.07(b) of
 ------------------------------
this  Agreement.
"Representative"  means  any  officer, director, member, shareholder, principal,
 --------------
attorney,  agent,  employee,  accountant,  consultant or other representative of
 -
either  ICS  or  Buyer.
 -
"Restrictive  Covenants  Agreement" has the meaning specified in Section 8.11 of
 ---------------------------------
this  Agreement.
"SEC"  means  the  United  States  Securities  and  Exchange  Commission.
 ---
"SEC  Documents" has the meaning specified in Section 4.10(a) of this Agreement.
 --------------
"Section  338(h)(10)  Election"  has  the  meaning specified in Section 2.09(a).
 -----------------------------
"Section  338(h)(10)  Payment"  has  the  meaning  specified in Section 2.09(a).
 ----------------------------
"Securities  Act" means the Securities Act of 1933, as amended, or any successor
 ---------------
federal statute, and the rules and regulations of the SEC thereunder, all as the same are in effect at the relevant time of reference.
 "Sellers"  has  the  meaning  specified  in  the  Preamble  to  this Agreement.
  -------
"Sellers  CD Funds" has the meaning specified in Section 9.17 of this Agreement.
 -----------------
"Shares"  has  the  meaning  specified  in  the  Recitals  to  this  Agreement.
 ------
"Share  Purchase"  has  the meaning specified in the Recitals to this Agreement.
 ---------------
"Subsidiary"  or  "Subsidiaries"  means  with  respect  to  any  Person,  any
 ----------        ------------
corporation,  partnership,  limited liability company, association, trust, joint
 ----------
venture  or  other  entity or organization of which such Person, either alone or through or together with any other Subsidiary or Affiliate, owns, directly or indirectly, more than 25% of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization. "Tax" or "Taxes" means all Taxes, assessments, charges, duties, fees, levies,
 ---        -----
imposts  or  other  governmental  charges,  including,  without  limitation, all
 -
federal,  state,  local, municipal, county, foreign and other income, franchise,
 -
profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including Taxes under Code Section 59A), alternative, minimum, add-on, value-added, withholding and other Taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated Taxes, deficiency assessments, additions to Tax, additional amounts imposed by any Taxing or Governmental Authority (domestic or foreign), penalties, and interest, and shall include any Liability for such amounts as a result either of being (or having been) a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person, and shall include any Liability for such amounts relating to any other Person if such Liability is imposed by reason of Law (including transferee or successor Liability).
"Tax  Return"  means  any  return,  declaration,  report,  claim  for  refund,
 -----------
information  return,  or  other  document  (including  any related or supporting
 ---------
estimates,  elections,  schedules, statements, information or amendment thereto)
 ----
filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any Laws, regulations, or administrative  requirements  relating  to  any  Tax.
"Third  Party  Claim"  has  the  meaning  specified  in  Section 5.03(a) of this
 -------------------
Agreement.
 ------
"United  States"  means  the  United  States  of  America,  its  territories and
 --------------
possessions,  any  state  of  the  United  States, and the District of Columbia.
 -------
  1.02       Other  Definitional  Provisions.
             -------------------------------
(a) Any reference to an Article, Section, Schedule or Exhibit is a reference to an Article, Section, or an Exhibit to this Agreement.
(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(c)     The words "include," "includes" and "including" mean include, includes
                   -------    --------       ---------
and including without limitation.
ARTICLE II.
PURCHASE AND SALE
  2.01      Purchase and Sale of Shares.
            ---------------------------
     Subject  to  and  upon  satisfaction  of  the  terms and conditions of this
Agreement, effective as of the close of business on December 31, 2007 (the "Effective Date"), the Sellers shall sell, transfer, convey, assign and deliver to Buyer all shares of ICS stock owned by them, and Buyer shall purchase, acquire and accept from the Sellers the Shares which shall collectively constitute one hundred (100%) percent of the issued and outstanding shares of ICS capital stock on the Closing Date (as defined below). Although the execution of this Agreement and the Closing shall occur on the Closing Date, the parties have agreed that the Share Purchase shall be effectuated and accounted for on the Effective Date.
  2.02       Closing  Purchase  Price.
             ------------------------
     The aggregate consideration payable by Buyer for the Shares at the Closing shall, subject to a post-Closing adjustment as set forth in Section 8.03 of this Agreement, be Six Million Four Hundred Thousand Dollars ($6,400,000.00) (as adjusted, the "PURCHASE PRICE"), consisting of the following:
(i) An aggregate number of shares of Common Stock of Buyer ("ORBIT SHARES") equal in value to One Million Dollars ($1,000,000.00) based on the volume weighted average closing price of Buyer's Common Stock for the twenty (20) consecutive trading days ending December 14, 2007; and
(ii) Five Million Four Hundred Thousand Dollars ($5,400,000.00) in cash payable on the Closing Date by certified check or wired funds.
     In addition, the Sellers may receive Contingent Earn-Out Payments pursuant to Section 2.08 and a Section 338(h)(10) Payment pursuant to Section 2.09(a).
  2.03     Adjustment  of  the  Purchase  Price.
           ------------------------------------
     The  Purchase  Price will be allocated among the Sellers in accordance with
Exhibit  2.03  annexed hereto.  The Purchase Price shall be adjusted downward or
 ------------
upward (as the case may be) in the event ICS's Net Working Capital is less than or greater than the Minimum Net Working Capital, respectively, as set forth in
Section  8.03  of  this  Agreement.
  2.04     Assumption  of  Liabilities.
           ---------------------------
     Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein, on the Effective Date, the Buyer shall assume and agree to pay, perform and discharge when due, all liabilities of ICS disclosed to Buyer, exclusive of any and all amounts due to Affiliates.
  2.05     Closing.
           -------
     The closing of the Share Purchase (the "CLOSING") will take place on December 19, 2007, the date hereof, at a location to be mutually agreed upon by the parties, at 10:00 a.m. (local time) as soon as reasonably practicable following the satisfaction, in Buyer's sole and absolute discretion, acting reasonably, of the conditions precedent set forth in Articles VIII and IX (the "CLOSING DATE").
  2.06       Closing Procedures and Deliveries.
             ---------------------------------
(a) In order to satisfy the parties' desire to account for the Share Purchase on the Effective Date, in the event the Closing Date occurs prior to the Effective Date, the parties hereby agree to enter into a closing escrow agreement (the "Sellers' Closing Escrow Agreement") with Seiller Waterman LLC (the "Sellers' Closing Escrow Agent") and a closing escrow agreement (the "Buyer's Closing Escrow Agreement," and together with the Sellers' Closing Escrow Agreement, collectively referred to as the "Closing Escrow Agreements") with Phillips Nizer LLP ("Buyer's Closing Escrow Agent") in the forms attached hereto as Exhibit 2.06(a)(i) and Exhibit 2.06(a)(ii), respectively, to enable
            -------------------     -------------------
the Share Purchase to become automatically effective on the Effective Date solely through the passage of time, unless this Agreement is terminated prior to the Effective Date in accordance with Section 10.01 hereof. Buyer shall deposit with the Sellers' Closing Escrow Agent (i) $900,000 of the cash portion of the Purchase Price and (ii) the Orbit Shares, in accordance with the Sellers' Closing Escrow Agreement. Buyer shall deposit with Buyer's Closing Escrow Agent
(i) $4,500,000 of the cash portion of the Purchase Price, (ii) the payoff balance on the existing Lines of Credit of ICS with the First Capital Bank of Kentucky, and (iii) executed copies of this Agreement and all Ancillary Documents delivered at the Closing, in accordance with Buyer's Closing Escrow Agreement. ICS and each Seller shall also deposit with Buyer's Closing Escrow Agent executed copies of this Agreement and all Ancillary Documents delivered at the Closing, in accordance with Buyer's Closing Escrow Agreement. Buyer shall deposit $150,000 of the cash portion of the Purchase Price with the Indemnity Escrow Agent in accordance with the Indemnity Escrow Agreement as discussed in
Section  2.06(d)  below.
(b) Transfer and Delivery of Shares. To effect the sale and transfer of the Shares, at the Closing, each of the Sellers shall transfer and deliver to the Sellers' Closing Escrow Agent, in accordance with the Sellers' Closing Escrow Agreement, share certificates representing the Shares, free and clear of any Liens of any nature whatsoever, duly endorsed in blank for transfer, or accompanied by irrevocable stock powers duly executed in blank, in either case by the holders of record of such Shares. The Sellers shall take such actions as may be necessary to cause the transfer of such Shares to be registered upon the books of ICS, and to enter Buyer or its nominee(s) as the holder of the Shares and to issue one or more share certificates to Buyer or its nominee(s) representing the Shares as directed by Buyer. The Sellers' Closing Escrow Agent shall subsequently transfer the Shares to Merrill Lynch Business Financial Services, Inc., Buyer's principal lender ("MLBFS") on the Effective Date in accordance with the terms of this Agreement and the Sellers' Closing Escrow Agreement.
(c)     Payment of Cash Portion of Closing Purchase Price.  At the Closing,
Buyer shall (i) transfer payment of $900,000 of the cash portion of the Purchase Price to the Sellers' Closing Escrow Agent, in accordance with the Sellers' Closing Escrow Agreement; (ii) transfer payment of $4,350,000 of the cash portion of the Purchase Price to Buyer's Closing Escrow Agent, in accordance with the Buyer's Closing Escrow Agreement; and (iii) transfer payment of
$150,000 of the cash portion of the Purchase Price to the Indemnity Escrow
Agent, in accordance with the Indemnity Escrow Agreement as discussed in Section 2.06(d) below. Buyer's Closing Escrow Agent and the Sellers' Closing Escrow Agent shall pay to each of the Sellers on the Effective Date their allocated pro rata cash portions of the Purchase Price in accordance with the Closing Escrow Agreements, subject to Section 2.06(d) of this Agreement. Subject to Section 2.06(d) hereof, the cash portion of the Purchase Price shall be transferred by Buyer's Closing Escrow Agent and the Sellers' Closing Escrow Agent to each of the Sellers on the Effective Date by a certified check and/or by wire transfer of immediately available funds to accounts designated by each of the Sellers in writing prior to the Closing Date.
(d) Delivery of Cash into Escrow. Notwithstanding the provisions of Section 2.06(c) above, at Closing, Mr. Ice shall direct Buyer to deposit in escrow (the "INDEMNITY ESCROW ACCOUNT") with Phillips Nizer LLP, as escrow agent (the "INDEMNITY ESCROW AGENT"), One Hundred Fifty Thousand ($150,000) Dollars (the "ESCROW COLLATERAL"). Payment of the Escrow Collateral by Buyer shall be made from the cash portion of the Purchase Price to be received by Mr. Ice in accordance with the terms and conditions of Exhibit 2.06(a)(i) and Exhibit
                                            ------------------     -------
2.06(a)(ii) hereof.  The Escrow Collateral shall be held in escrow, in an
     ------
interest bearing escrow account, by the Indemnity Escrow Agent pursuant to, and
     -
released from the Indemnity Escrow Account, in accordance with, the provisions hereinafter set forth and the escrow agreement to be entered into at the Closing by and among Buyer, Mr. Ice and the Indemnity Escrow Agent, substantially in the form attached hereto as Exhibit 2.06(d) (the "INDEMNITY ESCROW AGREEMENT"). The
                        ---------------
Escrow Collateral is to be held by the Indemnity Escrow Agent as partial security against the payment and performance of the Sellers' obligations with respect to the indemnification provisions of Article V. The Escrow Collateral shall be released from the Indemnity Escrow Account to Mr. Ice in the event there are no Claims (defined in Section 5.03(a) hereof) for indemnification submitted by any Person (other than the Sellers) within one year following the Closing Date. If the aggregate amount of Claims during the one year period is less than the Escrow Collateral the remaining amount shall be delivered to Mr. Ice. In the event that the aggregate Claims by Buyer exceed the Escrow Collateral, the Sellers shall remain liable, pro rata, to the Buyer for such excess payment, subject to the limitations imposed in Section 5.03, below. Any Escrow Collateral not released to Mr. Ice shall be released and transferred to Buyer in accordance with the terms of the Indemnity Escrow Agreement.
(e) Certificates; Opinions and Documents. At the Closing, Buyer and the Sellers shall deliver the certificates, opinions of counsel and documents described in Articles VIII and IX of this Agreement required to be delivered at Closing as conditions to Closing.
(f) Other Closing Transactions. At the Closing, each of the parties hereto shall have taken such other actions reasonably required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles VIII and IX of this Agreement.
(g) No Waiver at Closing. Buyer or the Sellers may elect to close the transactions contemplated by this Agreement notwithstanding the breach of any representation, warranty or covenant by the other party, whether or not disclosed.
  2.07     Conditions  to  Closing.
           -----------------------
(a) Due Diligence. Buyer shall have completed prior to the execution of this Agreement, a due diligence period (the "DUE DILIGENCE PERIOD") to conduct the necessary due diligence, together with members of the staff of Cove Partners
     LLC and their respective Representatives and agents, to satisfy themselves that ICS will attain the revenue and profitability that has been provided to Buyer in its projections and that its business will not undergo any Material Adverse Change in the future. Notwithstanding the foregoing, in the event that Buyer shall not have completed to its satisfaction, its environmental due diligence, including an Environmental Due Diligence Site Assessment and Limited Compliance Review of the Premises, conducted by ERM Consulting & Engineering, Inc., prior to the Closing Date, it shall continue to have access to the Premises through the Effective Date for the sole purpose of conducting such environmental due diligence.
(b) Registration of Orbit Shares. Within a reasonable time following the Closing but in no event later than nine (9) months thereafter, Buyer shall at its sole cost, prepare and file with the SEC a registration statement to register the Orbit Shares in accordance with the terms of the Registration
Rights Agreement, substantially in the form annexed hereto as Exhibit 2.07(b)
                                                              ---------------
("REGISTRATION RIGHTS AGREEMENT"). Notwithstanding the foregoing, in the event that each of the Sellers shall become able to sell all of their Orbit shares pursuant to Rule 144(k) of the Securities Act, as non-affiliates of the Buyer, then Buyer's obligation to maintain the SEC registration statement shall cease.
  2.08       Contingent  Earn-Out  Payment.
             -----------------------------
     Buyer shall pay to the Sellers up to an additional $1,000,000 in accordance with the allocations set forth in Exhibit 2.03, over the next three years
                                        -------------
following the Closing in increments of $333,333 per year (the "ANNUAL EARN-OUT PAYMENT") provided ICS attains Net Revenues (defined below) of no less than $7,000,000 in each of the 2008, 2009, and 2010 fiscal years. The Annual Earn-Out Payment for up to the aggregate amount of $1,000,000 shall be evidenced by a non-interest bearing promissory note of Buyer (the "Buyer's Promissory Note") in the form attached hereto as Exhibit 2.08(a). In the event that ICS
                                         ---------------
does not achieve the minimum of $7,000,000 of Net Revenues in any of the 2008, 2009, or 2010 fiscal years (each individually referred to as an "EARN-OUT YEAR"), the Annual Earn-Out Payment attributable to that fiscal year shall be eliminated in its entirety and forfeited by the Sellers in its entirety. The Annual Earn-Out Payments, if any, shall be paid by Buyer to the Sellers in cash on the date that is ten (10) business days following receipt by Buyer of the final audit report for ICS (as then owned by Buyer) for the fiscal year then ended but in no event later than April 15th (the "EARN-OUT PAYMENT DATE"). "NET REVENUES" shall mean the sum of revenues from all sources related to ICS's operations (priced consistently with past practices to yield similar gross margins) and net non-operating income, after making adequate provisions for uncollectible debt, discounts, chargebacks and rebates. The calculation of Net Revenues shall be derived from audited consolidated financial statements of Buyer applied consistent with past practices of ICS. Within a period of ten
(10) days following Buyer's receipt of draft financial statements for ICS, Buyer shall deliver to the Sellers (i) an income statement of ICS for the applicable Earn-Out Year; (ii) a calculation of the Net Revenues for such Earn-Out Year; and (iii) a statement as to whether the Sellers are entitled to an Annual Earn-Out Payment for such Earn-Out Year (collectively, the "EARN-OUT CALCULATION"). Unless any of the Sellers notify Buyer of any disagreement with Buyer's calculation of Net Revenues within ten (10) business days after receipt of the Earn-Out Calculation, the Earn-Out Calculation shall be final and shall be deemed conclusively accepted by and binding upon the Sellers and Buyer. On an after the date Buyer delivers the Earn-Out Calculation to the Sellers, the Sellers and their professional Representatives shall have access to the work papers used to prepare the Earn-Out Calculation and the books and records relating to the Earn-Out Calculation, upon reasonable notice during normal business hours. If any of the Sellers notify Buyer of any such disagreement within such ten (10) business day period and such disagreement cannot be amicably resolved within an additional period of ten (10) business days, then the disagreement shall be submitted for determination to an accounting firm mutually agreeable to the Sellers and Buyer, or failing such mutual agreement, to the American Arbitration Association in Jefferson County, Commonwealth of Kentucky.
     This Agreement and, in particular, the Annual Earn-Out Payment shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns. During the next three years following the Closing, the Shares shall be pledged by Buyer to the Sellers pursuant to the terms and conditions of a Pledge Agreement in the form attached hereto as
Exhibit  2.08(b) as collateral for Buyer's obligation to pay the Annual Earn-Out
      ----------
Payment to the Sellers including in the event Buyer enters into a transaction or otherwise intentionally engages in a course of conduct that causes a Material Adverse Change to ICS's business operations, other than in the Ordinary Course of Business, and which results in the failure of ICS to achieve the minimum of $7,000,000 of Net Revenues in any Earn-Out Year; in such event, the Annual Earn-Out Payment attributable to that fiscal year shall be paid by Buyer to the Sellers by certified check or bank wire of immediately available funds on the date that is ten (10) business days following receipt by Buyer of the final audit report for ICS for the fiscal year then ended but in no event later than the Earn-Out Payment Date. For purposes of clarification, examples of a Material Adverse Change to ICS's business operations could include (x) the discontinuance of ICS's main product line or (y) a reorganization, merger or consolidation (other than a reincorporation or similar event, which has no effect on ICS's business operations) or a sale of all or substantially all of the assets of ICS to a non-affiliated entity of the Buyer (a "Change of Control") in which the Sellers' obligations with respect to the Annual Earn-Out Payments are not assumed in such a Change of Control. Notwithstanding the foregoing, the Shares shall be deposited with MLBFS, Buyer's principal lender, as collateral to ensure repayment of all loans entered into by Buyer with MLBFS and each of the Sellers hereby agrees and acknowledges that any interest he or she has in the Shares and the Buyer's Contingent Promissory Note under this
Section  2.08  shall  be  subordinated  to  MLBFS.
  2.09       Tax Matters.
             -----------
(a) Section 338(h)(10) Election. ICS and each of the Sellers shall join with Buyer in making an election under Code 338(h)(10) (and any corresponding election under state, local, and foreign tax law) with respect to the Share Purchase (a "SECTION 338(H)(10) ELECTION"). Sellers shall prepare for Buyer's review and agreement a detailed estimated schedule of Buyer's obligations under
Section 5.02(ii) as a result of the Section 338(h)(10) Election. Sellers shall include any income, gain, loss, deduction, or other Tax item resulting from the
Section 338(h)(10) election on their Tax Returns to the extent required by applicable Law. Buyer shall timely prepare and timely file tax forms 8023 and 8883. Buyer shall be solely responsible for any and all payments owed by the Sellers on the Federal and State levels and by ICS on the local level as a result of the Section 338(h)(10) Election (the "SECTION 338(H)(10) PAYMENT") and
     shall pay to the Sellers the Section 338(h)(10) Payment on a net after tax basis at least five (5) Business Days before the date that the Section 338(h)(10) Payment is due. Buyer's obligation hereunder shall survive Closing.
(b)     S Corporation Status.  ICS has elected to be taxed as an S corporation
within the meaning of Code   1361 and 1362 since its inception and ICS and the
Sellers will not revoke such election, or allow any events to occur which with the passage of time could result in the revocation of such status.
(c) Allocation of Purchase Price/Earn-Out Payment. Buyer, ICS and each of the Sellers hereby agree that the Purchase Price and any Annual Earn-Out Payments (if paid) will be allocated to the assets of ICS by the Buyer in a
manner  consistent  with  Code    338  and  1060 and the regulations thereunder.
Buyer, ICS and each of the Sellers shall file all Tax Returns (including amended
     Tax Returns and claims for refunds) and information reports (including tax form 8883) in a manner consistent with such values. Buyer agrees to provide Sellers with a copy of the allocation of the Purchase Price to the assets of ICS no later than March 15, 2008, so as to enable ICS and the Sellers to timely file their income tax returns.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     Except as disclosed (in accordance with Section 10.11 hereof) in the disclosure schedules of ICS and the Sellers attached hereto (collectively, the "ICS DISCLOSURE SCHEDULE"), each of the Sellers, severally and not jointly, to the best of their Knowledge, represents and warrants to Buyer on the date hereof and on the Effective Date, as follows:
  3.01      Ownership  of  Shares.
            ---------------------
     Such Seller is the sole owner, beneficially and of record, of such Shares set forth opposite such Seller's name on Schedule 3.01 of the ICS Disclosure
                                             -------------
Schedule, free and clear of any Liens. Sellers' Shares are not pledged, mortgaged or otherwise encumbered in any way and there is no Lien against the Sellers' Shares arising from such Sellers' actions. Except as set forth on
Schedule  3.01  of  the  ICS  Disclosure  Schedule, neither Sellers, ICS, or any
    ----------
Affiliate  are  a  party  to  any  outstanding  options,  warrants,  rights  of
    -
subscription  or  conversion,  calls,  commitments,  agreements,  arrangements,
    -
understandings,  plans,  contracts, proxies, voting trusts, voting agreements or
    -
instruments of any kind or character, oral or written, relating to the issuance, voting or sale of Sellers' Shares or of any securities representing the right to purchase or otherwise receive any Shares. Sellers are not party to any stockholders agreements, preemptive rights or other agreements, arrangements, commitments or understandings, oral or written, relating to the voting, issuance, acquisition or disposition of the Shares or the conduct or management of ICS by its Board of Directors, other than as set forth on Schedule 3.01 of
                                                                -------------
the ICS Disclosure Schedule. At the Closing, the Sellers shall have good and marketable title to the Shares and full right to transfer title to such Shares, subject to any restrictions imposed by state or federal securities laws, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever. The sale, conveyance, transfer and delivery of the Shares by the Sellers, to the Buyer pursuant to this Agreement, against payment therefor in accordance with the terms hereof, will transfer full legal and equitable right, title and interest in the Shares to the Buyer, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever other than as contemplated by this Agreement and the other agreements and instruments to be entered into in connection with the transactions contemplated hereby (the "Other Agreements").
  3.02     Authority;  Binding  Effect.
           ---------------------------
     Such Seller has the full authority and legal capacity to execute and deliver this Agreement, the Ancillary Documents to which he or she is party and all other certificates, agreements or other documents to be executed and delivered by such Seller and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents to which such Seller is a party have been duly executed and delivered by such Seller and this Agreement and each of the Ancillary Documents to which such Seller is party is a legal, valid and binding obligation of such Seller, enforceable against such Seller, his or her heirs and assigns in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors' rights generally and to general principles of equity.
  3.03     No  Violations.
           --------------
     The execution, delivery and performance by such Seller of this Agreement and any Ancillary Documents to which such Seller is party, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of such Seller or ICS under, any contract or agreement to which such Seller or ICS is a party or to which any of its assets is subject or (ii) violate or result in a breach of, or constitute a default under, any Law or judgment applicable to such Seller or ICS or by which such Seller, ICS or any of their assets are bound or affected, except, in the cases of clauses (i) and (ii), for any conflict, breach, default, termination, cancellation, acceleration or violation which, individually or in the aggregate, would not reasonably be expected to impair such Seller's ability to effect the Share Purchase.
  3.04     No  Other  Agreements  to  Purchase.
           -----------------------------------
     No Person (other than Buyer hereunder and the Sellers pursuant to that certain Shareholders' Agreement) has any written or oral agreement or option or any right or privilege, whether by Law, pre-emptive or contractual, capable of becoming an agreement or option for the purchase or acquisition from such Seller of any of the Shares hereunder.
  3.05     Consents and Approvals.
           ----------------------
     Except  as  set  forth  on Schedule 3.05 of the ICS Disclosure Schedule, no
                                -------------
Consent is required to be obtained by such Seller or ICS and no notice or filing is required to be given by such Seller or ICS or made by such Seller or ICS with, any Governmental Authority or other Person in connection with the execution, delivery and performance by such Seller of this Agreement or any Ancillary Documents to which he or she is party, nor are any Consents required under any Contracts to which such Seller is a party or by which he or she is bound to give any notice to, or obtain the Consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement.
  3.06     Brokers  and  Finders.
           ---------------------
     There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller, or any
Affiliate of such Seller, who might be entitled to any fee or commission from such Seller, or any Affiliate of such Seller, in connection with the transactions contemplated by this Agreement, and Sellers jointly and severally agree to indemnify, defend and hold Buyer harmless against claims for same.
  3.07     Investment  Representations.
           ---------------------------
     Such Seller is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, is acquiring the Orbit Shares for his or her own account with the intention of holding such Orbit Shares for investment and not with the intention of participating, directly or indirectly,
in  any  resale  or  distribution  of  the  Orbit Shares.   Such Seller is not a
"dealer" of securities (as that term in defined in the Securities Act). Such Seller has such Knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the transactions contemplated under this Agreement and in connection with the ownership of the Orbit Shares. Such Seller's financial condition is such that he or she is able to bear all economic risks of investment in the Orbit Shares, including a complete loss of his or her investment therein. Buyer has provided such Seller with adequate access to financial and other information concerning Buyer as requested, and such Seller has had the opportunity to ask questions of and receive answers from Buyer concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Orbit Shares. Such Seller is aware that the Orbit Shares are not registered under the Securities Act, and that neither the Orbit Shares nor any interest therein may be sold, pledged, or otherwise transferred unless such transaction or transactions in the Orbit Shares is or are registered under the Securities Act or qualify for an exemption under the Securities Act.
  3.08       ICS  Disclosure  Schedule.
             -------------------------
     The ICS Disclosure Schedule referred to in this Article III contains certain information regarding ICS and such Seller as indicated at various places in this Agreement and is attached to and forms a part of this Agreement. Each such Seller hereby represents and warrants that all information set forth in the ICS Disclosure Schedule regarding ICS and such Seller is and will be true, correct and complete in all material respects as of the date of this Agreement and as of the Effective Date, does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties under this Article III. Each of the documents and other writings furnished to Buyer by ICS and such Seller pursuant to Article III and each of the representations, warranties and statements by such Seller in this Article III is true, correct and complete in all material respects with respect to ICS and such Seller as of the date furnished and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance relating specifically to the business or condition of ICS or the Shares other than such facts and circumstances as are generally understood to affect the industry of ICS that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the ICS Disclosure Schedule.
  3.09     Organization  and  Qualification.
           --------------------------------
     ICS is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. ICS has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The minute books of ICS have been made available to Buyer for inspection and accurately record therein all corporate actions taken by the Boards of Directors of ICS and all actions taken by the shareholders of ICS. Schedule 3.09 of the ICS Disclosure
                                             -------------
Schedule sets forth, as to ICS, its respective place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting.
  3.10      Corporate  Power;  Binding  Effect.
            ----------------------------------
     The Sellers have all requisite power and full legal right to execute and deliver this Agreement, the Ancillary Documents to which they are a party and all other certificates, agreements or other documents to be executed and delivered by ICS, and to perform all of its obligations hereunder in accordance with the terms hereof and thereof. This Agreement and the Ancillary Documents to which ICS is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of ICS, and this Agreement and the Ancillary Documents to which ICS is a party have been duly executed and delivered by ICS and constitutes a legal, valid, and binding obligation of ICS, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors rights generally and to general principles of equity. The execution, delivery, and performance by ICS of this Agreement and the Ancillary Documents to which it is a party, and the consummation by ICS of the transactions contemplated hereby and thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or (with or without notice or the lapse of time or both) the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of ICS, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to ICS, or (z) any agreement, instrument, Contract, lease, license, note, bond, mortgage, indenture, or other obligation to which ICS is a party or by which it is bound. The Share Purchase has been approved by all corporate action required by the Laws of the state of incorporation of ICS and its respective charter documents and by-laws.
  3.11     Foreign  Qualification.
           ----------------------
     ICS  is  not  qualified  to  do  business  as  a foreign corporation in any jurisdiction. To the extent that ICS previously was, but no longer is, qualified to do business in the State of Virginia or any other jurisdiction, ICS was authorized to do business as a foreign corporation in such jurisdiction(s) during such period. The failure of ICS to qualify to do business in any other jurisdiction prior to the date hereof shall not have a Material Adverse Effect on ICS.
  3.12     Subsidiaries.
           ------------
     ICS  does  not  have  any  Subsidiaries.
  3.13     Capitalization.
           --------------
(a) The authorized and the outstanding capital stock and securities of ICS is as set forth in Schedule 3.13(a) of the ICS Disclosure Schedule, and all such
                   ----------------
     outstanding shares of capital stock and securities are owned (of record and beneficially) by the persons and in the amounts there indicated. All such outstanding shares of capital stock and securities are duly authorized, validly issued, fully paid and nonassessable, and free and clear of Liens.
(b)     Other than in connection with the Share Purchase, and except as set forth in Schedule 3.13(b) of the ICS Disclosure Schedule, neither ICS or Sellers
         ----------------
are bound by, or has any obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for them to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security.
(c)     Other than in connection with the Share Purchase, and except as set forth in Schedule 3.13(c) of the ICS Disclosure Schedule, neither Sellers or ICS
         ----------------
(i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock, membership interests or other equity securities of ICS, (ii) is not a party to or bound by any agreement or instrument relating to the voting of any of its securities, or
(iii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under the Securities Act.
  3.14      Financial  Condition.
            --------------------
(a) Financial Statements. ICS has delivered to Buyer audited consolidated financial statements of ICS, including balance sheets and the related statements of operations and retained earnings and statements of cash flows for the year ended December 31, 2006 (the "Audited Financial Statements") and the compiled financial statements for the year ended December 31, 2005 and the eight month period ended August 31, 2007 (collectively the "Compiled Financial Statements") together with the related notes and schedules (collectively, the "ICS FINANCIAL STATEMENTS"). The Sellers in their capacity as officers of ICS reviewed the ICS Financial Statements, and based on their Knowledge, believe that the ICS Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by the ICS Financial Statements. The Audited Financial Statements have been audited by a certified public accountant and fairly present in all material respects the financial condition and the results of operations, retained earnings, shareholders' equity and cash flows of ICS as at the respective dates of and for the periods referred to therein, all in accordance with GAAP and including an unqualified report. The ICS Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. The ICS Financial Statements are true, correct and complete statements in all material respects of the financial condition and the results of operations of ICS as at and for the periods therein specified. Since December 31, 2006, there has been no change in ICS's method of accounting for Tax purposes or any other purpose. The ICS Financial Statements as of August 31, 2007 (the "CUT-OFF DATE") disclose all Liabilities (contingent or otherwise) of ICS required to be disclosed therein under GAAP and contain adequate reserves for Taxes and all other material accrued Liabilities and there are no loss contingencies which are not adequately provided for in the ICS Financial Statements. The ICS Financial Statements have been prepared from and are in accordance with the accounting Books and Records of ICS. ICS has delivered to Buyer copies of all letters from ICS's auditors to ICS's board of directors or the audit committee thereof during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto. Buyer acknowledges that it has reviewed and approved the reports of the independent auditors with respect to the Financial Statements.
(b) Sarbanes-Oxley Act of 2002. The Sellers have no reason to believe that ICS's internal controls and procedures would prevent it from complying with
Section 404 of the Sarbanes-Oxley Act of 2002, subject to Section 7.01 below under which Buyer's auditors will have access to ICS's books and records to confirm this representation.
(c) Accounts Receivable. Accounts receivable and trade receivables (collectively defined as the "ACCOUNTS RECEIVABLE") of ICS reflected in the ICS Financial Statements are valid, bona fide existing claims for the aggregate amounts thereof reflected in the ICS Financial Statements, net of the reserves or allowances for doubtful receivables reflected in such Financial Statements or thereafter in ICS's books and records uniformly maintained in accordance with the ICS Financial Statements, accounted for in accordance with GAAP, and the Sellers know of no reason as of the Closing Date that would make such Accounts Receivable not collectible. This representation is in no manner a representation as to the amount of Accounts Receivable which will ultimately be collected.
(d) Inventory. All Inventory has been acquired and maintained in accordance with the regular business practices of ICS, consists of new and unused items of a quality and quantity usable or saleable in the Ordinary Course of Business, and is valued at reasonable amounts based on the normal valuation policies of
ICS at prices equal to the lower of cost or market value on a first-in, first-out basis. All obsolete or slow moving Inventory and/or Inventory on hand that is not needed to fulfill present and/or anticipated orders has been written off.
(e)     Costs and estimated earnings in excess of billings/ billings in excess of costs and estimated earnings. The accounts reflected in the ICS Financial Statements represent Sellers' best estimate of estimated costs, estimated gross profit, estimated gross profit percentage and estimated percentage complete for each contract in progress.
(f)     Accounts Payable.  Schedule 3.14(f) of the ICS Disclosure Schedule sets
                           ----------------
forth a true, correct and complete list of all accounts payable of ICS at the date indicated thereon and updated as of the date hereof, including amounts payable to trade creditors and other short-term Liabilities commonly identified as accounts payable, which are, to the best of the Sellers' Knowledge, bona fide, valid and binding obligations of ICS incurred in the Ordinary Course of Business on an arms-length basis. Schedule 3.14(f) sets forth the dates upon
                                   ----------------
which payment to each of the listed items is due.
  3.15       Absence  of  Certain  Changes.
             -----------------------------
     Since the Cut-Off Date, other than in the Ordinary Course of Business and except as disclosed in Schedule 3.15 and as contemplated by this Agreement,
                           --------------
there  has  not  been:
(a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by ICS, of any properties or assets, or (ii) other transaction by, or any agreement or commitment on the part of ICS, other than in the Ordinary Course of Business that has not caused and is not reasonably likely to cause, either  in  any  case  or  in  the  aggregate,  a  Material  Adverse  Effect;
(b) any material change in the condition (financial or otherwise), of the properties, assets, Liabilities, investments, revenues, expenses, income, operations, business, or prospects of ICS, or in any of its relationships with any suppliers, customers or other third parties with whom it has financial, commercial or other business relationships, other than changes in the Ordinary Course of Business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;
(c) any transaction or change in compensation by ICS, with any of its stockholders, members, directors, officers or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;
(d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;
(e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock, membership interests, or other securities of ICS, except as disclosed in Schedule 3.15(e) of the ICS Disclosure Schedule;
                       ----------------
(f) any issuance of any shares of the capital stock or other securities or derivative securities of ICS, or any direct or indirect redemption, purchase, or other acquisition by ICS of any shares of its capital stock or other securities;
(g) any change in the officers, directors, key employees or material independent contractors or vendors of ICS;
(h) any labor trouble or claim of unfair labor practices involving ICS, any increase in the compensation or other benefits payable or to become payable by ICS to any of its Affiliates, or to any of its officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such officers, employees, or independent contractors, which have caused or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;
(i) any forgiveness or cancellation of any material debt or claim by ICS or any waiver by ICS of any right of material value, other than compromises of Accounts Receivable in the Ordinary Course of Business;
(j) any incurrence or any payment, discharge, or satisfaction or default by ICS of any material Indebtedness or any material obligations or material Liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation Liabilities, as guarantor or otherwise, with respect to obligations of others), and whether due or to become due, matured or unmatured, liquidated or unliquidated, other than that which are reflected or reserved against in the ICS Financial Statements or incurred in the Ordinary Course of Business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;
(k)     any incurrence, discharge, or satisfaction of any Lien (i) by ICS, or
(ii) on any of the capital stock, other securities, properties, or assets owned or leased by ICS;
(l) any change in the financial or Tax accounting principles, practices, or methods of ICS;
(m) any agreement, understanding, or commitment by or on behalf of ICS, whether in writing or otherwise, to do or permit any of the things referred to in this Section 3.15;
(n)     any cancellation or notice of cancellation, or surrender of any policy of insurance (which has not been cured by payment of premium, procurement of an equivalent policy, or otherwise) relating to or affecting the assets or the business of ICS;
(o) write-down of the value of any Inventory of ICS, or write-off as uncollectible of any notes or Accounts Receivable, or any portion thereof of ICS in excess of the amount reserved therefor on the ICS Financial Statements;
(p) prepayments, advances or other deposits, made by customers of the business with respect to products or services contracted for but not provided as of the Closing Date or any other unearned income;
(q)     transaction not in the Ordinary Course of Business;
(r) cancellation or threatened cancellation of any material orders from, or Contracts with, customers of ICS, that, singly or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;
(s) any problems with key suppliers of ICS which would impair its ability to fulfill its customers' orders, that, singly or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect; or
(t) any agreement or commitment, whether or not in writing, to do any of the aforementioned.
  3.16      Properties,  Leases,  Etc.
            --------------------------
(a) Title to Properties; Condition of Personal Properties. ICS has (i) good and marketable title to all of the assets and properties owned by it, including without limitation all assets and properties reflected in the ICS Financial Statements free and clear of all Liens, (ii) valid title to the lessee interest in all assets and properties leased by it as lessee, free and clear of all Liens, other than lessors' interests in such assets, and (iii) full right to hold and use all of its assets and properties used in or necessary to its business and operations, in each case all free and clear of all Liens, and in each case subject to applicable Laws and the terms of any lease under which ICS leases such assets or properties as lessee. All such assets and properties are in good condition and repair, reasonable wear and tear excepted, and collectively are adequate and sufficient to carry on the business of ICS as presently conducted and as proposed to be conducted.
(b) No Owned Real Properties. ICS does not own any real property or any interest (other than a leasehold interest) in any real property.
(c)     Leased Properties. Schedule 3.16(c) of the ICS Disclosure Schedule sets
                           ----------------
forth a complete and correct description of all leases of real or personal property under which ICS is lessor or lessee. True, complete and correct copies of all such leases and all amendments, supplements, and modifications thereto (THE "LEASES") (excepting any Lease pertaining to personal property with an annual rent of less than $10,000 and total remaining rental payments of less than $20,000), have been delivered to Buyer. Each Lease is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency and similar Laws affecting creditor's rights generally and to general equitable principles), is in full force and effect and, to the Knowledge of the Sellers, no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by ICS, or, to the Knowledge of the Sellers, any other party to any of the Leases. The right, title and interest of ICS in and to the Leases are subject to no Lien, and ICS is in quiet and lawful possession of the demised premises ("Demised Premises")described IN THE LEASES. ICS has established adequate reserves which are reflected in the ICS Financial Statements, for the anticipated costs of any and all renovation, maintenance and/or repair required to be performed at the Demised Premises or required to be paid for by ICS upon termination of any of the Leases. Each Lease represents the entire agreement between the lessor thereunder and ICS, including all representations and warranties, and there exist no agreements between ICS and any party other than as set forth in the Leases. ICS has paid in full all obligations for brokerage commissions and finders' fees incurred in entering into the Leases.  Except as set forth on Schedule 3.16(c), the Demised Premises,
                                         ----------------
including all fixtures, furnishings, improvements and personalty in the Demised Premises are in good working order, and at Closing shall be in the same condition as on the date hereof; provided, further, that the building and land of which the Demised Premises are a part in good working order, condition and repair, and to the Knowledge of the Sellers, have no structural or mechanical defects.
(d)     Pending Tax Proceedings.  Except as set forth in Schedule 3.16(d) of the
                                                         ----------------
ICS Disclosure Schedule, ICS has not retained anyone to file notices of protest against, or to commence actions to review, real property Tax assessments against the leased Premises, and is not aware that any such action has been taken by or on behalf of any lessees under the leases. Schedule 3.16(d) of the ICS
                                            ----------------
Disclosure Schedule contains (i) a list and description of all actions taken by ICS to file notices of protest against, or to commence actions to review, real property Tax assessments against the leased Premises, and that status of all such Proceedings, and (ii) true and complete copies of all agreements between
ICS and its Tax counsel relating to any such Proceedings.
(e) Insurance Policies. ICS has furnished to Buyer an accurate schedule of all insurance policies now affecting the leased Premises as set forth in
Schedule 3.16(e) of the ICS Disclosure Schedule.  These policies are in
       ---------
compliance with, and fulfill all of ICS's insurance obligations under the leases
       -
and each of these policies permits any waiver of subrogation contained in, or required by, the leases, and the only insurance policies carried on the leased Premises are those set forth in Schedule 3.16(e) of the ICS Disclosure Schedule.
                                ----------------
  3.17     Indebtedness.
           ------------
     Except  as  set  forth  in  Schedule  3.14(f)  and Schedule 3.17 of the ICS
                                 -----------------      -------------
Disclosure Schedule and disclosed in the ICS Financial Statements, immediately after the Closing, ICS will not have any Indebtedness outstanding. ICS is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by ICS or the operation of its business. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of ICS have been furnished to Buyer.
  3.18     Absence  of  Undisclosed  Liabilities.
           -------------------------------------
     Except  as  set  forth  in  Schedule 3.18 of the ICS Disclosure Schedule or
                                 -------------
except to the extent reflected or reserved in the ICS Financial Statements, or incurred in the Ordinary Course of Business since the Cut-Off Date, ICS has no material Liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, without limitation, Liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.
  3.19     Tax Matters.
           -----------
(a)     Filing  of  Tax  Returns  and  Payment of Taxes.  Except as set forth in
Schedule  3.19(a)  of  the ICS Disclosure Schedule, ICS has timely filed all Tax
    -------------
Returns required to be filed by it under applicable Laws, each such Tax Return has been prepared in compliance with all applicable Laws and regulations, and all such Tax Returns are true, correct, complete and accurate in all respects. All Taxes due and payable by ICS as reflected on such Tax Returns have been paid, and ICS will not be liable for any additional Taxes in respect of any Taxable period ending on or before the Effective Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of ICS as of the Effective Date. ICS is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax
     Returns and no claim has ever been made by a Taxing authority in a jurisdiction where ICS does not pay Tax or file Tax Returns that ICS is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of ICS. ICS has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code. ICS has never participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4. ICS is not subject to tax under Section 1374 of the Code.
(b) Audit History, Extensions, Etc. There is no action, suit, Taxing authority Proceeding (foreign, federal, state or local), or audit with respect to any Tax now in progress, pending, or to the best of the Sellers' Knowledge, threatened, against or with respect to ICS. Except as set forth in Schedule
                                                                    --------
3.19(b) of the ICS Disclosure Schedule, no deficiency or proposed adjustment in
   ----
respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any Taxing authority against ICS. ICS has not consented to extend the time in which any Tax may be assessed or collected by any Taxing authority. ICS has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.
(c)     Membership in Affiliated Groups, Etc.  ICS has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return other than a consolidated Tax return with respect to ICS. ICS is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.
(d) Withholding Taxes. ICS has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.
(e) Amending Tax Returns. Following Closing, no Tax Returns with respect to ICS shall be amended without the prior written consent of the Sellers if such amendments could result in liability to such Sellers.
  3.20      Litigation  and  Claims.
            -----------------------
     No litigation, arbitration, action, suit, claim, demand, Proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Knowledge of the Sellers, threatened against ICS.
  3.21     Safety;  Zoning;  Real  Estate;  and  Environmental  Matters.
           ------------------------------------------------------------
     Except  as  set  forth  on  Schedule  3.21:
                                 --------------
(a) To the Knowledge of the Sellers, ICS is not nor has it ever been in violation of any applicable statute, Law, or regulation relating to occupational health or safety, other than those the violation of which would not be reasonably likely to, either in any case or in the aggregate, have a Material Adverse Effect, and no charge, complaint, action, suit, Proceeding, hearing, investigation, claim, demand, or written notice has been filed or commenced against or received by ICS alleging any failure by ICS to comply with any such statute, Law, or regulation, nor is there any basis therefor known to the Sellers.
(b) To the Knowledge of the Sellers, the real properties presently owned, leased, or operated by ICS and any leasehold improvements thereto, and any business conducted by ICS thereon, is in compliance with and has been in compliance with all applicable statutes, Laws, and regulations in respect of the use, occupation and construction thereof, including, but not limited to, environmental, zoning, platting and other land use requirements, including but not limited to, the Americans With Disabilities Act, and ICS has not received written notice of, and neither does any of the Sellers have Knowledge of, any violations or investigations relating thereto. Any written notice of violations thereof which shall be received by ICS before Closing, whether now noted or issued, shall be cured by ICS so that the Premises shall be conveyed free of the same at Closing. In the event that the same shall not be capable of cure prior to Closing, it shall not constitute a default hereunder and the parties shall mutually agree to postpone Closing or to escrow funds for such cure.
(c) To the Knowledge of the Sellers, ICS is and has been in compliance with all judgments, decrees, orders, statutes, Laws, permits, licenses, rules, or regulations pertaining to environmental matters, including without limitation, those arising under any Environmental Laws and has not received any written notice that it is presently, or ever has been, in violation of any Environmental Law other than those the violation of which would not be reasonably likely to, either in any case or in the aggregate, have a Material Adverse Effect.
(d) ICS currently possesses, currently is in compliance with, and, to the Knowledge of each of the Sellers, in the past has complied in all material respects with the terms of all Environmental Permits, if any, and other approvals necessary to operate the business, and any application for renewals of said permits has been filed in a timely fashion. A list of all such Environmental Permits is set forth in Schedule 3.21(d).
                                      ----------------
(e)

     (i)     Hazardous Substances.  To the Knowledge of the Sellers, ICS neither
             --------------------
is nor has been affected by the existence of any Environmental Conditions, nor has ICS used any (other than as may be used in the ordinary course of their business), or received any written notice of violation for the use or misuse of any, Hazardous Substances on or about the Premises or in violation of any Environmental Laws, and there are no Environmental Conditions which are reasonably likely to affect the Premises. Without in any way limiting the generality of the foregoing provision, the Sellers specifically represent and warrant that all prior uses of the Premises or any part of the Premises known to the Sellers are listed in Schedule 3.21(e)(i) of the ICS Disclosure Schedule; to
                          -------------------
the Knowledge of the Sellers, no other user or occupant of any part of the Premises known to the Sellers, has ever been cited for violating any
Environmental Laws with respect to operations or activities on or about the Premises; and all reports, test results, and other documents in the possession of ICS relating to Environmental Conditions on or about the Premises are being delivered to Buyer concurrently herewith.
(ii)     Soil  Conditions;  Flood  and  Mud  Slide  Hazard;  Wetlands.  To  the
         ------------------------------------------------------------
Knowledge of the Sellers, (x) there is no soil condition adversely affecting the Premises (y) the Premises are not in an area identified by any agency or department of the federal, state or local government as having specific flood or mud-slide hazards, or as containing wetlands, endangered species or any other protected Environmental Condition which is reasonably likely to impair the current use of the Premises, and the Sellers do not know of any state of facts which is reasonably likely to cause any portion of the Premises to be identified as containing any such wetlands, endangered species or other Environmental Condition; (z) no portion of the Premises is or is reasonably likely to be designated as a "wetland" as defined by any governmental agency having jurisdiction over the Premises.
(iii)     Buried Tanks.  Except as set forth on Schedule 3.21(e)(iii), there are
          ------------                          ---------------------
no underground storage tanks on the Premises, nor have any underground storage tanks been removed from the Premises.
(iv)     Obligations.  There  are  no  obligations, commitments or agreements in
         -----------
connection with ICS's lease and occupancy of the Premises which will be binding upon Buyer after Closing, except for those set forth in the Leases or which have been approved by Buyer and are listed in Schedule 3.21(e)(iv) of the ICS
                                                 --------------------
Disclosure  Schedule.
(v)     Absence  of Moratorium.  To the Knowledge of the Sellers, no moratorium,
        ----------------------
statute, order, regulation, ordinance, legislation, judgment, ruling or decree of any court or governmental agency has been enacted, adopted, issued, entered or pending, or is in effect, which is reasonably likely to have a Material Adverse Effect to the Premises.
(vi)     Easements  and  Declarations.  There  are no easements, declarations or
         ----------------------------
other similar agreements affecting the Premises or any portion thereof, other than those of public record or those which have been approved by Buyer and are listed in Schedule 3.21(e)(vi) of the ICS Disclosure Schedule.
            ---------------------
(vii)     Condemnation.  There  is  no  condemnation  Proceeding  affecting  the
          ------------
Premises or any portion thereof, currently pending nor, to the Knowledge of the Sellers, is any such Proceeding threatened.
(viii)     Covenants, Conditions and Restrictions.  There is no material default
           --------------------------------------
or breach by ICS under any covenants, conditions, restrictions, rights-of-way, or easements which may affect the Premises or any portion thereof. Gas, electric power, sanitary and storm sewer and water facilities, and all other utilities necessary for the current use and operation of the Premises are available in quantities satisfactory to service the Premises and for ICS to conduct its business operations. To the Knowledge of the Sellers, no condition exists which is reasonably likely to result in the termination or impairment of access to the Premises or discontinuation of necessary sewer, water, electric, gas, telephone or other utilities.
(ix)     Work  Performed.  No  work has been performed or is in progress at, and
         ---------------
no materials have been furnished to, the Premises on behalf of ICS that have not been paid for or will not be paid for in full by ICS prior to the Closing Date. No special or general assessments have been levied, or to the Knowledge of the Sellers, threatened, against all or any part of the Premises, except as set forth in Schedule 3.21(e)(ix) of the ICS Disclosure Schedule.
           ---------------------
(x)     Access.  The  streets,  roads,  highways  and  avenues  in  front  of or
        ------
adjoining any part of the Premises have been dedicated to and accepted by the proper Governmental Authority and such Governmental Authority has the responsibility to maintain such streets, road, highways and avenues.
(xi)     Zoning.  The  current  use on the Premises is presently permitted under
         ------
applicable  zoning  laws.
  3.22      Material  Contracts.
            -------------------
     Except  for  the  Contracts, agreements and other arrangements set forth in
Schedule  3.22  of  the  ICS  Disclosure Schedule, and Contracts, agreements, or
  ------------
other  arrangements that have been fully performed and with respect to which ICS
  --
has no further obligations or Liabilities, ICS is not a party to, or otherwise bound by: (i) any Contract, agreement, instrument, or commitment that is reasonably likely to affect the Sellers or ICS' ability to consummate the transactions contemplated hereby, or (ii) any other material agreement, instrument, or commitment, including without limitation any:
(a) agreement for the purchase, sale, lease, or license by or from ICS of services, products, or assets, requiring total payments by or to it in excess of
     $10,000 in any instance, or entered into other than in the Ordinary Course of Business;
(b) agreement requiring ICS to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;
(c) agreement or other commitment pursuant to which ICS has agreed to indemnify or hold harmless any other Person, other than agreements with respect to the purchase, sale, lease or license from it of services, products or assets in the Ordinary Course of Business;
(d) (i) employment agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, (ii) consulting agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of ICS;
(e) agreement with any current or former Affiliate, shareholder, member, officer, director, employee, or consultant or with any Person in which any such Affiliate has an interest;
(f)     joint venture, partnership, teaming or similar agreement;
(g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a Contract between such third party and any domestic or foreign government or agency or executive office thereof;
(h)     agreement imposing non-competition or exclusive dealing obligations on
ICS;
(i) agreement with respect to the confidentiality of ICS's Proprietary Information, and the assignment to ICS of any and all rights employees of ICS might have to acquire with respect to technology, inventions, developments, etc., developed in connection with their employment with ICS;
(j) agreement, the performance of which is reasonably likely to result in a loss to ICS;
(k) the lease of real or personal property as lessor or lessee or sublessor or sublessee;
(l) distribution, dealer, agency, or financing agreements or arrangements (including without limitation, letters of credit) not terminable within thirty
(30) days or less without obligation on the part of ICS; and
(m)     non-competition, confidential information or similar agreements.
The Sellers have delivered or caused to be delivered to Buyer correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in
Schedule 3.22 of the ICS Disclosure Schedule, each as amended to date. Each such
     --------
agreement,  instrument,  and  commitment  is  a  valid,  binding and enforceable obligation of ICS which is a party thereto, and, to the Knowledge of the Sellers, of the other party or parties thereto (subject in all events to bankruptcy, insolvency or similar laws affecting creditor's rights generally and to general equitable principles), and is in full force and effect. ICS is not, nor to the Knowledge of the Sellers, is any other party thereto (nor is ICS considered by any other party thereto to be), in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor to their Knowledge is there any basis for any of the foregoing), except for any breaches or non-compliances that singly or in the aggregate would not be reasonably likely to have a Material Adverse Effect. Other than in the Ordinary Course of Business, no claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between ICS and any supplier, customer or any other person, relating to any agreement, instrument, or commitment listed in Schedule 3.22 of the ICS Disclosure Schedule is pending or,
                     -------------
to the Knowledge of the Sellers, threatened, nor to their Knowledge is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in Schedule 3.22 of the ICS Disclosure Schedule, (i) includes or incorporates
    --------------
any provision, the effect of which is reasonably likely to enlarge or accelerate any of the obligations of ICS or to give additional rights to any other party thereto, (ii) will terminate, lapse, or (iii) in any other way be affected, by reason of the Share Purchase, the effect of which is reasonably likely to have a Material Adverse Effect on ICS, either individually or in the aggregate.
  3.23       Tangible  Property.
             ------------------
     Schedule 3.23 of the ICS Disclosure Schedule sets forth a true and complete
     -------------
list of all fixtures, machinery, equipment and any other tangible property of ICS attached or appurtenant to, or used in connection with, its business ("PERSONAL PROPERTY"), including a description of each item, whether it is owned or leased, the location and serial number, if any, the gross and net book value of each item, and to the extent available, accumulated depreciation, if any, with respect thereto (except to the extent such information is provided on other Schedules to this Agreement). Each owned item is owned by ICS free of any Liens or encumbrances, except for Permitted Liens. Except as indicated on Schedule
                                                                        --------
3.24,  each  item  of  Personal  Property  is  in  working condition and repair,
  --
ordinary  wear and tear excepted, none of such items has any material defects or
  --
is in need of immediate maintenance or repairs, except for ordinary routine maintenance and repairs which are not material in nature or cost, and all of the items listed are adequate for the uses to which they are being put.
  3.24       Title  to  Assets;  Permitted  Liens.
             ------------------------------------
     ICS has good and marketable title to all of its assets (except real and other properties and assets held pursuant to leases or licenses described in Schedules 3.16(c), 3.22, 3.23 and 3.27 of the ICS Disclosure Schedule), free and
   -----------------------------------
clear  of  all  Liens,  except such Permitted Liens as are specified in Schedule
                                                                        --------
3.24  of  the  ICS  Disclosure  Schedule.
   -
  3.25     Employees;  Labor  Relations;  Benefit  Plans.
           ---------------------------------------------
     Employees;  Labor  Relations;  Benefit  Plans.
     ----------------------------------------------
     Employees.  Schedule  3.25  of  the  ICS Disclosure Schedule sets forth the
                 --------------
name, employment relationship, present compensation arrangement and other material terms of employment or engagement of each director, officer, employee and consultant of ICS.
Labor Relations. To the best knowledge of the Sellers ICS is in compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, other than those the violation of which would not, either alone or in the aggregate, have a Material Adverse Effect, and ICS is not engaged in any unfair labor practice. To the best Knowledge of the Sellers, there is no charge pending or threatened against or with respect to ICS before any court or agency, alleging unlawful discrimination in employment practices, and there is no charge of or Proceeding with regard to any unfair labor practice against ICS pending before the National Labor Relations Board. There is no labor strike, known dispute, slow-down, or work stoppage pending or, to the Knowledge of the Sellers, threatened against or involving ICS. None of the employees of ICS is covered by any collective bargaining agreement, and, to the Knowledge of the Sellers, no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Knowledge of the Sellers, no one is now petitioning, for union representation of any employees of ICS. ICS has not experienced any work stoppage during the last three years. Benefit Plans.
(i)     Identification  of  Plans.  Except  for  the  arrangements  set forth in
        -------------------------
Schedule  3.25(i) of the ICS Disclosure Schedule, ICS does not sponsor, maintain
      -----------
or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, member, officer, consultant, or employee of any of them, whether active or terminated; nor has ICS ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in
Schedule  3.25(i)  of  the  ICS  Disclosure Schedule is herein referred to as an
-----------------
"EMPLOYEE  BENEFIT  PLAN."
----
(ii) With respect to each Employee Benefit Plan, the Sellers have provided the Buyer with, or made available to Buyer, complete and correct copies of (i) each Employee Benefit Plan, including all amendments thereto, (ii) the most recent summary plan description (if any) and all other documents pursuant to which the Employee Benefit Plans are maintained, (iii) the most recent annual report (Form 5500 series) filed with the IRS (with attachments) and (iv) all IRS determination letters, rulings and opinions received by ICS, in respect of any applicable Employee Benefit Plans.
(iii) With respect to each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect, a favorable determination letter has been received from the IRS as to its qualification under Section 401(a) of the Code (including the amendments to the Code made by
GUST), each such Plan has been operated and administered in accordance with its terms and all such Plans have been amended to comply with the Good Faith Interim Amendments.
(iv)     Compliance with Terms and Law. Each Employee Benefit Plan is and has
         -----------------------------
been maintained and operated in compliance, in all material respects, with the terms of such plan and with the applicable requirements prescribed (whether as a matter of substantive Law or as necessary to secure favorable Tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to, ERISA and the Code. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.
(v)     Absence of Certain Events and Arrangements:
        ------------------------------------------
(A) There is no pending or, to the Knowledge of the Sellers, threatened, legal action, Proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and, to the Knowledge of the Sellers, there is no basis for any such legal action or Proceeding.
(B) With respect to each Employee Benefit Plan, to the Knowledge of the Sellers, neither ICS nor any other Party in interest in respect thereof have engaged in a prohibited transaction. that could subject ICS, directly or indirectly, to Liability under Sections 409 or 502(i) of ERISA or Section 4975 of the Code.
(C) No communication, report or disclosure has been made by ICS or Sellers that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.
(D) No Employee Benefit Plan requires ICS to provide welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and Title I, Part 6 of ERISA).
(E) ICS has not undertaken to maintain any Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of ICS, subject only to such constraints as may be imposed by applicable Law.
(F) No Employee Benefit Plan is maintained pursuant to a collective bargaining agreement or, is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code or is a defined benefit pension plan.
(G) Except as set forth in Section 3.25(v) of the ICS Disclosure Schedule, the consummation of transactions contemplated by this Agreement will not, either alone or in combination with any other event expressly contemplated hereby in this Agreement; (i) entitle any current or former employee or officer of ICS to severance pay, or any other payment, except as expressly provided in this Agreement; (ii) accelerate the time of payment or increase the amount of or vesting of compensation or benefits due any such employee or officer; (iii) result in termination or forgiveness of indebtedness or (iv) otherwise give rise to a benefit that is reasonably expected to be treated as a parachute payment under  Section  280G  of  the  Code.
(H) With respect to each Employee Benefit Plan which is intended or deemed to be a "non qualified deferred compensation plan," ICS has operated such Plan during 2006 and 2007 in good faith compliance with Code Section 409A, IRS Notice 2005-1 and any treasury regulations and other applicable guidance issued by the IRS.
(vi)     Funding  of  Certain Plans.  With respect to each Employee Benefit Plan
         --------------------------
for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, ICS is required to have paid as contributions to that plan as of the end of such plan's most recently ended year, and through the Closing hereof consistent with ICS's past practices.
  3.26       Potential  Conflicts  of  Interest.
             ----------------------------------
     Except  as  disclosed  in  Schedule  3.26  of  the ICS Disclosure Schedule,
                                --------------
neither ICS nor any of its respective officers, members, directors, or shareholders or their affiliates (i) owns, directly or indirectly, any interest (with the exception of passive holdings for investment purposes of not more than 2% of the securities of any publicly held and traded company) in, or is an officer, director, member, employee or consultant of, any Person that is a competitor, lessor, lessee, customer or supplier of ICS; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of ICS; (iii) to the Knowledge of the Sellers, has any cause of action or other claim whatsoever against ICS, except for claims in the Ordinary Course of Business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements; or (iv) owes any amount to ICS.
  3.27       Patents,  Trademarks,  Business  Name.
             -------------------------------------
(a)     Schedule  3.27  of the ICS Disclosure Schedule lists all patents, patent
        --------------
applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to ICS's business (other than for software programs that have not been customized for its use), as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to ICS's business, "PROPRIETARY INFORMATION"). Except as disclosed in
Schedule  3.27  of  the  ICS  Disclosure  Schedule,  ICS  owns or is licensed or
--------------
otherwise  has  the  full  and  unrestricted exclusive right to use, without the
-------
payment  of  royalties  or  other  further  consideration,  all  Proprietary
----
Information,  and  no  other intellectual property rights, privileges, licenses,
----
contracts,  or  other  agreements,  instruments,  or  evidences of interests are
--
necessary  to  or  used  in  the  conduct  of  its  business.
--
(b) Each instance where ICS's rights to Proprietary Information arise under a license or similar agreements (other than for software programs that have not been customized for its use) is set forth in Schedule 3.27 of the ICS Disclosure
                                             -------------
Schedule and such rights are licensed exclusively to such entity except as set forth in Schedule 3.27 of the ICS Disclosure Schedule. No other person has an
         -------------
interest in, other than the licensor with respect to licensed Proprietary Information, or right or license to use, other than the licensor after the expiration of the license with respect to licensed Proprietary Information, any of the Proprietary Information. To the best Knowledge of the Sellers, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other Proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending (other than litigation against the licensor of any Proprietary Information licensed to ICS with respect to which the Sellers have no Knowledge) or, to the Knowledge of the Sellers, threatened, nor, to the best Knowledge of the Sellers, is there any basis for any such litigation or Proceeding. ICS maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information consistent with the practice in its industry. All software used by ICS (the "SOFTWARE") is legal, licensed, and authorized for use by ICS. The use of the Software by ICS or the exercise by ICS of any license granted to it with respect to the Software will not violate or interfere with the intellectual property or contractual rights of any third party, including without limitation, those rights arising under copyright, trademark, trade secret or patent law.
(c) To the best Knowledge of the Sellers: (i) neither ICS nor any of its respective employees, has infringed or made unlawful use of, or is, to the Knowledge of the Sellers, infringing or making unlawful use of, any proprietary or confidential information of any Person, related to the business of ICS, including without limitation any former employer of any past or present employee or consultant of ICS; and (ii) the activities of ICS's employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other Proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging ICS with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Knowledge of the Sellers, threatened, nor to their Knowledge is there any basis for any such litigation or Proceeding.
(d) To the best Knowledge of the Sellers, no officer, director, member, employee, or consultant of ICS is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or is reasonably likely to conflict with his or her agreements and obligations to use his best efforts to promote the interests of ICS (ii) conflicts or is reasonably likely to conflict with the business or operations of ICS as presently conducted or as presently proposed to be conducted, or (iii) restricts or is reasonably likely to restrict the use or disclosure of any information that is necessary to the business of ICS.
  3.28     Insurance.
           ---------
     Schedule  3.28  of the ICS Disclosure Schedule lists the policies of theft,
     --------------
fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by ICS, and the basis on which such policies provide coverage (i.e., an occurrence or claims-made basis). All such policies are, and at all times since the respective dates set forth in Schedule 3.28 of the ICS Disclosure Schedule, have been, in
                     -------------
full force and effect, are sufficient for compliance in all respects by ICS with all requirements of Law and of all agreements to which it is a party, and provide that they will remain in full force and effect through the respective dates set forth in Schedule 3.28 of the ICS Disclosure Schedule, and will not
                      -------------
terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.
  3.29     Governmental  and  Other  Third-Party  Consents.
           -----------------------------------------------
     Except  as  otherwise  disclosed  on  Schedule  3.29  of the ICS Disclosure
                                           --------------
Schedule, no Consent, approval, or authorization of, or registration, designation, declaration, or filing with, any Governmental Authority, federal or other, or any other Person is required on the part of ICS in connection with the Sellers execution, delivery, or performance of this Agreement and the Ancillary Documents to which they are a party, or the Sellers consummation of the transactions contemplated hereby or thereby, or the continued conduct of the present business of ICS after the Closing Date; nor are any Consents required under any Contracts to which ICS is a party or by which it is bound to give any notice to, or obtain the Consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement.
  3.30     Employment  of  Officers.
           ------------------------
     Schedule  3.30  of  the  ICS  Disclosure Schedule sets forth the person who
     --------------
served as chief executive officer (or in an equivalent capacity) during ICS's last fiscal year and each of ICS's other executive officers who earned (or accrued) compensation in excess of $100,000 during the last fiscal year.
  3.31     Compliance  with  Other  Instruments,  Laws,  Etc.
           --------------------------------------------------
     Except  as  otherwise  disclosed  on  Schedule  3.31  of the ICS Disclosure
                                           --------------
Schedule, ICS has complied with, and is in compliance with, (i) all Laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all Contracts, agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, each as amended to date. To the best Knowledge of the Sellers, ICS has not committed, been charged with, or been under investigation (or threatened with a pending or potential investigation) with respect to, nor does there exist, any violation by ICS of any provision of any federal, state or local Law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. ICS has and maintains, and Schedule 3.31 of the
                                                            -------------
ICS Disclosure Schedule sets forth a complete and correct list of, all such licenses, Permits, and other authorizations from all such Governmental Authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Schedule 3.31 of the ICS Disclosure
                                          --------------
Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to Buyer.
  3.32     Compliance  with  Securities  Laws.
           ----------------------------------
     Neither ICS, the Sellers, nor anyone acting on their behalf, will hereafter offer to sell, solicit offers to buy, or sell any securities of ICS so as to preclude the offer, issuance, and sale of the Orbit Shares from being exempt from the registration requirements of the Securities Act.
  3.33     Questionable  Payments.
           ----------------------
     Neither ICS or Sellers has taken any action which would cause it or them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Knowledge of the Sellers, there is not now, and there has never been, any employment by ICS of, or beneficial ownership in ICS by, any governmental or political official of any country in the world.
  3.34     ICS Disclosure Schedule.
           -----------------------
     The ICS Disclosure Schedule referred to in this Article III contains certain information regarding ICS and Sellers as indicated at various places in this Agreement and is attached to and forms a part of this Agreement. ICS and Sellers hereby represent and warrant that all information set forth in the ICS Disclosure Schedule is and will be true, correct and complete in all material respects as of the date of this Agreement and the Effective Date, does not omit to state any material fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties under this Article III. Each of the documents and other writings furnished to the Buyer by ICS and Sellers pursuant to Article III and each of the representations, warranties and statements by ICS and Sellers in this Article III is true, correct and complete in all material respects with respect to ICS and Sellers as of the date furnished and does not omit to state any material fact necessary in order to make the statements therein not misleading.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
     Except as disclosed (in accordance with Section 10.11) in the disclosure schedules of Buyer, (the "ORBIT DISCLOSURE SCHEDULE"), Buyer represents and warrants to Sellers on the date hereof and on the Effective Date, as follows:
  4.01       Organization  and  Standing.
             ---------------------------
(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b) The minute books of Buyer accurately reflect all material corporate action of its shareholders and board of directors (including committees) through the date of this Agreement.
(c) Prior to the execution of this Agreement, Buyer has made available to Sellers true and correct copies of the certificate of incorporation and the by-laws of Buyer, as in effect on the date hereof.
  4.02     Corporate  Power.
           ----------------
     Buyer has all requisite corporate power and full legal right and authority to enter into and deliver this Agreement, the Ancillary Documents to which it is a party and all other certificates, agreements or other documents to be executed and delivered by Buyer, and to consummate the transactions contemplated hereby and thereby, and to perform all of its obligations in accordance with the terms hereof and thereof.
  4.03     Authorization;  Binding  Effect.
           -------------------------------
     The execution and delivery by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, and the performance by Buyer of its obligations hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Ancillary Documents to which it is a party have been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.
  4.04     Capitalization.
           --------------
(a) The authorized capital stock of Buyer consists of 10,000,000 shares of Common Stock, $0.10 par value per share. As of October 24, 2007, the issued and outstanding capital stock of Buyer consists of (i) 4,603,571 shares of Common Stock, (ii) 600,383 Shares of Common Stock reserved for issuance upon exercise of all options granted under Buyer's stock option plans and (iii) no other common stock equivalents. All such shares of Buyer are duly authorized, those shares described in clause (i) above are validly issued, fully paid and non-assessable, and those shares described in clauses (ii) and (iii) above, when so  issued,  will  be  validly  issued,  fully  paid  and  non-assessable.
(b)     Except as set forth in Schedule 4.04(b) of the Orbit Disclosure
                               ----------------
Schedule, Buyer does not have outstanding any capital stock or securities convertible into or exchangeable for any shares of capital stock, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Buyer is a party or otherwise obligating Buyer to issue or sell, entitling any person to acquire from Buyer, and Buyer is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its capital stock or securities convertible into or exchangeable for any of its capital stock.
(c)     Except as contemplated by this Agreement or as set forth in Schedule
                                                                    --------
4.04(c) of the Orbit Disclosure Schedule, Buyer has not granted any registration
   ----
rights with respect to any shares of its capital stock to any third party.
  4.05     Subsidiaries.
           ------------
     Schedule  4.05  of  the  Orbit Disclosure Schedule sets forth a list of all
     --------------
Subsidiaries of Buyer, showing, as to each such Subsidiary, the jurisdiction of its organization, the number of shares or other equity or ownership interests of each class of its capital stock authorized and the amount of each class outstanding, and the percentage of the outstanding shares or other equity or ownership interests of each such class owned, directly or indirectly, by Buyer. On the date hereof, except as and to the extent set forth in Schedule 4.05 of
                                                                -------------
the Orbit Disclosure Schedule, (i) all the outstanding stock or other equity or ownership interest of each Subsidiary of Buyer, owned directly or indirectly by Buyer as shown on Schedule 4.05 of the Orbit Disclosure Schedule, is owned free
                   -------------
and clear of all Liens and encumbrances and is duly authorized, validly issued, fully paid and non-assessable, and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of Buyer is a party or otherwise obligating any Subsidiary of Buyer to issue or sell, or entitling any person to acquire from any Subsidiary of Buyer, and no Subsidiary of Buyer is a party or otherwise obligating any Subsidiary of Buyer to issue or sell, or entitling any person to acquire from any Subsidiary of Buyer, and no Subsidiary of Buyer is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the capital stock or any securities convertible into or exchangeable for the capital stock of any such Subsidiary.
  4.06     Authority  to  Conduct  Business.
           --------------------------------
     Buyer and its Subsidiaries have all requisite corporate power and authority necessary or advisable to own or hold their respective properties and conduct their respective businesses and hold all material licenses, permits and other required authorizations and approvals from Governmental Authorities and have made all material registrations and given all notifications required under federal, state or local Law that are necessary or advisable for the conduct of their respective businesses.
  4.07     No  Violation.
           -------------
     Except  as  disclosed  on  Schedule  4.07 of the Orbit Disclosure Schedule,
                                --------------
Buyer and each of its Subsidiaries is in substantial compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, permits, concessions, grants, franchises, licenses and other governmental authorizations or approvals applicable to Buyer or any of its properties. The execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien or encumbrance on or against any of the properties of Buyer or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (ii) violate the charter documents or by-laws of Buyer or any of its Subsidiaries, (iii) violate any statute, Law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Authority, binding on Buyer or any of its Subsidiaries or any of their properties or assets, or (iv) result in or give rise (whether upon demand by the holder of any such securities or by the terms of any such security) to the issuance of any additional capital stock of Buyer or accelerate or alter the conversion rights of any holder of any securities exercisable into or convertible for shares of capital stock of Buyer.
  4.08     Litigation.
           ----------
     Except  as  disclosed  on  Schedule  4.08 of the Orbit Disclosure Schedule,
                                --------------
there is no pending or threatened legal or governmental claim, action or Proceeding against or relating to Buyer which could, individually or in the aggregate, have a Material Adverse Effect on Buyer or consummation of the transactions contemplated by this Agreement.
  4.09     Full  Disclosure.
           ----------------
     With respect to Buyer or any of its Subsidiaries, this Agreement (including the Orbit Disclosure Schedule and all materials incorporated by reference herein), are true, correct and complete and do not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.
  4.10     SEC  Filings.
           ------------
(a) Buyer has made available to each Seller for inspection a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC since January 1, 2005 and prior to the date of this Agreement (the "SEC DOCUMENTS"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained as of the date of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements of Buyer included in the SEC Documents (including the information contained in the notes to the financial statements) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated on the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC). The consolidated financial statements fairly present, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material), the consolidated financial position of Buyer and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Buyer and its consolidated Subsidiaries for the periods presented therein.
  4.11     Conduct  of  Business.
           ---------------------
     Since  January  1,  2007, except as set forth on Schedule 4.11 of the Orbit
                                                      -------------
Disclosure Schedule and in SEC Documents, Buyer and its Subsidiaries have conducted their respective businesses, operations and affairs in the Ordinary Course of Business consistent with past practice; and (ii) there have not been changes, conditions or events that, in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
  4.12     Brokers.
           -------
     Except  as  set  forth  on  Schedule  4.12 of the Orbit Disclosure Schedule
                                 --------------
disclosing Cove Partners LLC, no finder, broker, agent or other intermediary has acted for or on behalf of Buyer or any of its Subsidiaries in connection with the negotiation or consummation of the transactions contemplated hereby.
  4.13     Consents.
           --------
     Except  as  set forth on Schedule 4.13 of the Orbit Disclosure Schedule, no
                              -------------
consents  or  approvals  or  waivers  of,  or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third party is necessary in connection with the execution and delivery of this Agreement by Buyer and the completion by Buyer of the transactions contemplated hereby.
  4.14     Common  Stock.
           -------------
     The Common Stock is registered under Section 12(g) of the Exchange Act and Buyer is subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the Exchange Act.
  4.15     Orbit  Shares.
           -------------
     The Orbit Shares of Common Stock to be issued and delivered to Sellers in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of Buyer shall have any preemptive right with respect thereto.
  4.16     Absence  of  Undisclosed  Liabilities.
           -------------------------------------
     Except  as  set  forth on Schedule 4.16 of the Orbit Disclosure Schedule or
                               -------------
except to the extent reflected or reserved in Buyer's financial statements included in the SEC Documents, or incurred in the ordinary course of business, since September 30, 2007, Buyer has not incurred any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise
(including, without limitation, liabilities as guarantor or otherwise with respect to obligations to others) and whether due or to become due.
  4.17     Sarbanes-Oxley  Act.
           -------------------
     Buyer is in compliance with the provisions of the Sarbanes-Oxley Act of 2002, which apply to Buyer, as of the date of this Agreement, and the certificates prepared and filed, to date, by Buyer pursuant to Sections 302 and 906 thereof are accurate.
  4.18     Orbit  Disclosure  Schedule.
           ---------------------------
     The Orbit Disclosure Schedule referred to in this Article IV contains certain information regarding Buyer as indicated at various places in this Agreement and is attached to and forms a part of this Agreement. Buyer hereby represents and warrants that all information set forth in the Orbit Disclosure
Schedule is and will be true, correct and complete in all material respects as of the date of this Agreement and the Effective Date, does not omit to state any material fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties under this Article IV. Each of the documents and other writings furnished to the Sellers by Buyer pursuant to Article IV and each of the representations, warranties and statements by Buyer in this Article IV is true, correct and complete in all material respects with respect to Buyer as of the date furnished and does not omit to state any material fact necessary in order  to  make  the  statements  therein  not  misleading.
ARTICLE V.
INDEMNIFICATION
  5.01      Indemnity in Favor of Buyer.
            ---------------------------
     Subject to the limitations set forth below in this Article V, each of the Sellers, agree to severally, but not jointly, indemnify and hold harmless Buyer, its Subsidiaries and their respective officers, directors, employees and stockholders against and in respect of any and all of the following, but only with respect to each Seller's respective representations and warranties set forth  in  Article  III  of  this  Agreement:
(i) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party, as defined below in Section 5.03 and subject to the limitations set forth therein) as and when incurred arising out of or based upon (A) any breach of any representation, warranty, covenant, or agreement of any Seller contained in this Agreement, (B) any obligation or Liability of any nature, accrued or contingent, of ICS prior to the Closing and not specifically disclosed to Buyer in accordance with this Agreement;
(ii) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party, subject to the limitations set forth in
Section 5.03 below) as and when incurred arising out of or based upon the failure of ICS to obtain the consent of any Person whose consent is required to effectuate the Buyer's right to any of ICS's assets under the terms existing prior to the Share Purchase;
(iii) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party) as and when incurred arising out of or based upon the relationship between ICS and any of its shareholders, members, investors, agents, employees, officers, directors, Representatives or associates or arising out of or based upon any agreements or negotiations between any such parties;
(iv) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and reasonable legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party) as and when incurred arising out of or resulting from the acts or omissions of ICS that result in Environmental Conditions, Environmental Liabilities, or failure to comply with any Environmental Law;
(v) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party, subject to the limitations set forth in
Section 5.03 below) as and when incurred arising out of or based upon Contract GS-23F-0181; and
(vi) Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnified Party, subject to the limitations set forth in
Section 5.03 below) as and when incurred arising out of or based upon Sellers' obligations under Section 8.23 for all payments owed by ICS.
  5.02     Indemnity  in  Favor  of  Sellers.
           ---------------------------------
     Buyer agrees to indemnify, defend and hold the Sellers free and harmless from and against all claims, actions, Liabilities and damages (including reasonable attorneys' fees and expenses) as and when incurred arising out of or based upon (i) the breach by Buyer or the inaccuracy of any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) any and all incremental costs incurred as a result of making the
Section 338(h)(10) Election with regard to the Share Purchase, (iii) any breach or failure to perform by Buyer of any material term of this Agreement, (iv) any and all liabilities assumed by Buyer hereunder and the operations of ICS following the Closing, (v) any liability of any of the Sellers under any guaranty or surety agreement executed on behalf of ICS that has been previously disclosed to Buyer, and (vi) any uninsured liability for personal injury and/or property damage arising out of or based on Buyer's activities on the Premises, including actions of Buyer's agents, employees, and/or contractors including without limitation any environmental testing, but not the results of such testing.
  5.03     Indemnification  Procedure.
           --------------------------
     All  claims  by  a  party seeking indemnification (the "INDEMNIFIED PARTY")
under  this  Article  V  shall  be  asserted  and  resolved  as  follows:
(a) Notice of Claims. In the event that (i) any claim, suit, action, Proceeding (formal or informal) or investigation is asserted or instituted by any Person other than the parties to this Agreement which could give rise to any judgment, deficiency, damages, settlement or Liability for which the party from whom the indemnification is being sought (the "INDEMNIFYING PARTY") could be liable to the Indemnified Party under this Agreement (such claim, suit, action, Proceeding (formal or informal) or investigation, a "THIRD PARTY CLAIM") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by the Indemnifying Party which does not involve a Third Party Claim (such claim, a "DIRECT CLAIM" and, together with Third Party Claims, "CLAIMS"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such Claim and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such Claim) (a "CLAIM NOTICE"), provided that a delay in notifying the Indemnifying Party shall not relieve such Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the losses for which the Indemnifying Party is obligated to be greater than such losses would have been had the Indemnified Party given proper notice.
(b) Third Party Claims. In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of its choice at its expense to represent the Indemnified Party and any others. The Indemnifying Party may reasonably designate in connection with such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below), provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding the Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party is defending, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person.
(c) Settlement of Claims. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), (i) settle or compromise any Claims or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all Liability in respect of such Claim of all Indemnified Parties affected by such Claim or (ii) settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
(d) Direct Claims. In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party in writing within thirty (30) Business Days of receipt of a Claim Notice whether or not the Indemnifying Party will dispute such claim.
(e) Access. From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its Representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnified Party's Representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 5.03(e) which is designated as confidential by an Indemnified Party.
(f) Cooperation; Mitigation of Damages. Each Indemnified Party agrees to take all reasonable steps to mitigate damages in respect of any Claim for which indemnification is sought, including without limitation using commercially reasonable efforts to effect recovery from third parties. Each Indemnified Party shall use good faith efforts to avoid or minimize costs or expenses associated with any such Claim, and shall cooperate with the Indemnifying Party in its efforts to defend or contest any such Claim.
(g) Threshold Amount and Limitation. Notwithstanding anything to the contrary contained herein, the Sellers shall have no indemnification obligation whatsoever with respect to the following:
     (i) Any Claims, suits, actions, Proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, Liabilities, and legal and other expenses unless and until the aggregate amount of such matters exceeds the sum of Fifty Thousand and no/100ths Dollars ($50,000.00) (the "Basket") provided, however, that the Sellers shall not be liable for any claim
           --------  -------
which individually does not exceed $5,000 and such claims not meeting this threshold shall not be applied in calculating the Basket; and provided, further
                                                               --------  -------
that, in no event, shall the foregoing $5,000 "de minimus exception" apply with respect to willful breaches of any representations and warranties;
(ii) The liability of any Seller for indemnification hereunder shall in no circumstance exceed an amount equal to such Seller's allocated share of the Purchase Price as set forth in Exhibit 2.03 of this Agreement which such Seller
                                ------------
actually  receives;  and
(iii) Any liability of any Seller for indemnification with respect to a Direct Claim which has been adjudicated pursuant to a final unappealable order of the court of competent jurisdiction, shall be satisfied up to the thresholds set forth in Subparagraph (ii) above, and unless otherwise directed by each such Seller, first from the Escrow Collateral held pursuant to Section 2.06(c); and, if not satisfied, the pro-rata portion of cash received by such Seller from any Annual Earn-Out Payments; and, if not satisfied, next from the pro-rata portion of Orbit Shares (valued at the average Closing Price of such stock for the ten
(10) trading days immediately prior to the payment date by such Seller); and finally, if not satisfied, the cash received by such Seller at Closing pursuant to Section 2.02(ii) of this Agreement.
  5.04     Survival.
           --------
     Except  as  otherwise  provided  in  this  Agreement,  all representations, warranties, covenants and obligations in this Agreement, the ICS Disclosure Schedule, the Orbit Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Share Purchase for a period of two (2) years after the Closing Date as to the representations, warranties, covenants and obligations of Sellers ("Applicable Survival Period"). Any claim first asserted in writing and in reasonable detail to the Indemnifying Party within the Applicable Survival Period shall survive the Closing until finally resolved notwithstanding expiration of the Applicable Survival Period, but in no other event shall any claim for indemnification be asserted after the expiration date of the
Applicable Survival Period. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, except that any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date with respect to any representation, warranty, covenant or obligation shall void any claim for indemnification with respect thereto. In no event shall any information or condition of which Buyer had Knowledge (or reasonably should have had Knowledge) on or before the Closing Date, constitute the basis of a claim for indemnification under this Agreement against any of the Sellers.
ARTICLE VI.
COVENANTS OF THE SELLERS
  6.01     Access.
           ------
     ICS will afford, and the Sellers will cause ICS to afford, the officers, employees, counsel, agents, accountants, and other Representatives of Buyer reasonable access, at reasonable times and upon reasonable notice though the Effective Date, to the plants, properties, books, and records of ICS, will permit  any  of  them  to  conduct  at  Buyer's  expense,  any  environmental investigation of the properties deemed necessary by the Buyer or Buyer's environmental consultant, and agreed to by Sellers will permit any of them to make extracts from and copies of such books and records, and will from time to time furnish any of them with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, Liabilities, or future prospects of ICS as they from time to time may request, provided however that Buyer and its Representatives shall not unreasonably interfere with the conduct of ICS's business. In connection with the foregoing, ICS will allow Buyer's independent accountants to (i) audit the ICS Financial Statements at Buyer's expense in order to prepare such audited financial statements as are required to be included in Buyer's Current Report on Form 8-K for the Share Purchase and
subsequently  to  be  included  in  a  registration  statement  pursuant  to the
Registration Rights Agreement for the Orbit Shares, in accordance with the applicable rules and regulations of the SEC and (ii) perform all necessary work required to determine that ICS will have in place the necessary internal controls and procedures to be in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 following the Closing Date. In addition, ICS and the Sellers shall continue to provide Buyer and its independent accountants with current unaudited financial statements for any completed calendar quarter prior to the Effective Date.
  6.02     Conduct of Business.
           -------------------
     ICS will use reasonable best efforts to conduct its affairs, and the Sellers will cause ICS to use reasonable best efforts to conduct its affairs, so that at the Effective Date, no representation or warranty of the Sellers and ICS will be inaccurate, no covenant or agreement of the Sellers and Sellers will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions not in the Ordinary Course of Business of ICS or any Seller. Buyer acknowledges and agrees that in the ordinary course of ICS's Business, all of the representations and warranties made by Sellers were believed to be accurate when made and all changes outside of the Ordinary Course of Business will be brought to the attention of Buyer at or before the Effective Date. Until the Effective Date, ICS will use, and the Sellers will cause ICS to use, its best efforts to preserve the business of ICS intact, to keep available the services of its present personnel, to preserve in full force and effect the Contracts, agreements, instruments, leases, licenses, arrangements, and understandings of ICS, and to preserve the goodwill of its suppliers, customers, and others having business relations with any of them. Until the Effective Date, ICS will conduct, and the Sellers will cause ICS to conduct, its business and operations in all respects only in the Ordinary Course of Business and in accordance with past practice.
  6.03     Advice of Changes.
           -----------------
     Until the Effective Date, the Sellers will promptly advise Buyer in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains Knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, the ICS Disclosure Schedule or an exhibit hereto, which (if existing and known at any time prior to or at the Effective Date) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Date) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.
  6.04     Voting by Sellers.
           -----------------
     It is agreed and understood that until the Effective Date, the Sellers shall not vote their shares in ICS for:
(a) Any merger, consolidation, reorganization, or other business combination involving ICS, except as contemplated by this Agreement;
(b) Any sale, lease, exchange or disposition of assets of ICS, except as contemplated by this Agreement or in the Ordinary Course of Business;
(c) Any issuance of any corporate interests of ICS or, any option, warrant, or other right calling for the issuance of any such interest, or any security convertible into or exchangeable for any such interest;
(d)     Any authorization of any class of capital stock of ICS;
(e) The amendment of the certificate of incorporation (or other organizational document) of ICS; or
(f) Any proposition the effect of which is reasonably likely to inhibit, restrict, or delay the consummation of the Share Purchase or any of the transactions contemplated by this Agreement or impair the contemplated benefits to Buyer or the Sellers of the transactions contemplated by this Agreement.
  6.05     Conduct  of  Business  Until  the  Effective  Date.
           --------------------------------------------------
     The Sellers agree that until the Effective Date, unless they have received the prior written consent of Buyer, with the exception of shareholder distributions  consistent  with  Section  8.03  and  9.17,  they  will:
(a) Operate ICS's business only in the usual, regular and ordinary course consistent with past practice;
(b) Use all reasonable efforts as to events within ICS's or the Sellers' control to prevent the occurrence of any change or event which would prevent any of the representations and warranties of the Sellers contained herein from being true at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of the Effective Date;
(c) Use their best efforts to preserve ICS's present relationship with suppliers, customers and others having business dealings with it;
(d) Pay and discharge all costs and expenses of carrying on ICS's business consistent with past business practices;
(e) Neither enter into any customer order or purchase order in excess of $50,000 nor enter or make any Contract or commitment and render no bid or quotation, written or oral, except in the Ordinary Course of Business consistent with past practice;
(f) Create or suffer any Liens upon any of its assets (other than Permitted Liens set forth in Schedule 3.24 of the ICS Disclosure Schedule);
                   -------------
(g) Not acquire or dispose of any assets or enter into any transaction, except in the Ordinary Course of Business as currently conducted and consistent with past practice;
(h) Maintain books, accounts and records in the usual, regular, true and ordinary manner consistent with past practice;
(i) Incur any obligation or Liability (fixed or contingent), except in the Ordinary Course of Business consistent with past practice;
(j) Not cancel or compromise any material debt or claim, other than in the Ordinary Course of Business consistent with past practice;
(k) Not waive or release any rights of material value with respect to its assets, except in the Ordinary Course of Business consistent with past practice;
(l) Not modify or change in any material respect or terminate any existing license, lease, contract or other document required to be listed on the ICS Disclosure Schedule other than in the Ordinary Course of Business consistent with past practice, except that ICS shall be permitted to modify or change existing licenses, leases, Contracts and other documents to obtain the Consents referred in Schedule 3.29 of the ICS Disclosure Schedule hereto if Buyer
            -------------
consents to such modification or change;
(m) Make any loans or extensions of credit, except to trade purchasers in the Ordinary Course of Business consistent with past practice;
(n) Maintain its properties, machinery and equipment in their present condition and repair, normal wear and tear excepted;
(o) Continue all policies of insurance in full force and effect up to and including the Effective Date;
(p)     Make no material change in compensation policies;
(q) Make all payments of principal and interest due in connection with outstanding Indebtedness and not incur any additional material Indebtedness, unless required by cash flow necessity, with Buyer's approval; and
(r)     Not engage in any other transactions not in the Ordinary Course of
Business.
  6.06     Cooperation  on  Tax  Matters.
           -----------------------------
(a) The Sellers shall cooperate fully, as and to the extent reasonably requested by Buyer in connection with the filing of Tax Returns and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include without limitation, the retention and (upon Buyer's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers agree to (A) retain all books and records, not already in ICS's or Buyer's possession, with respect to Tax matters pertinent to ICS relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, ICS or the Sellers, as the case may be, shall allow Buyer to take possession of such books and records.
(b) ICS, and the Sellers shall prior to the Effective Date, upon Buyer's request, use reasonable commercial efforts to obtain any certificates or other documents from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed, including, but not limited to, with respect to the transactions contemplated by this Agreement.
  6.07     Assignment  and  Assumption  of  Facility  Leases.
           -------------------------------------------------
     On or prior to the Closing Date, ICS shall enter into an Assignment and Assumption of Lease, substantially in the form annexed hereto as Exhibit 6.07
                                                                    ------------
("ASSIGNMENT AND ASSUMPTION OF LEASE"), with each of the landlords under the Facility Leases and the Buyer, pursuant to which all of ICS's right, title and interest in and to each of the Facility Leases shall be assigned to and assumed by Buyer.
ARTICLE VII.
COVENANTS OF BUYER
  7.01     Employment  Agreement.
           ---------------------
     Buyer  will  retain  the  services of the individuals set forth in Schedule
                                                                        --------
7.01  of  the  ICS  Disclosure Schedule as employees pursuant to the terms of an
   -
employment  agreement,  substantially in the form annexed hereto as Exhibit 7.01
                                                                    ------------
("EMPLOYMENT AGREEMENT"), to be executed and delivered upon the execution of this Agreement, which shall contain terms and conditions customary and similar to Buyer's existing employment agreements of this nature.
  7.02     Transfer  of  Orbit  Shares  to  Sellers.
           ----------------------------------------
     Buyer shall transfer to the Sellers' Escrow Agent the number of Orbit Shares referred to in Section 2.02(i) hereof on the Closing Date. The Sellers' Escrow Agent shall transfer the Shares to the Sellers on the Effective Date in accordance with the Sellers' Closing Escrow Agreement.
  7.03     Registration  Rights  Agreement.
           -------------------------------
     Buyer will execute and deliver to Sellers upon the execution of this Agreement, a Registration Rights Agreement pursuant to Section 2.07(b) pursuant to which Buyer will file with the SEC a registration statement for the Orbit Shares within a reasonable time following the Closing, to be mutually agreed upon by the parties hereto, but in no event later than nine (9) months from the Closing.
  7.04     Assignment  and  Assumption  of  Lease.
           --------------------------------------
     Buyer shall execute and deliver to ICS an Assignment and Assumption of Leases pursuant to Section 6.07 hereof upon the execution of this Agreement.
  7.05     Cooperation  of  Buyer.
           ----------------------
     Buyer shall cooperate with all reasonable requests of the Sellers and their respective Representatives in connection with the consummation of the transactions contemplated hereby, including without limitation using its best efforts to obtain all authorizations, consents and permits of others which may be required to permit the consummation of the transactions contemplated by this Agreement.
  7.06     SEC  Filings.
           ------------
     Within  four  (4) business days after the Closing Date, Buyer shall prepare and timely file with the SEC a Current Report on Form 8-K describing the transactions contemplated hereby and any and all other required filing(s) to effectuate the Share Purchase.
  7.07     Certain  Tax  Matters.
           ---------------------
     With regard to any decisions by the Buyer and/or its Representatives subsequent to the Closing regarding ICS, to effect their current or future status via changes such as tax elections, liquidation or any other form of change or disposition, the Buyer shall bear the full and complete responsibility and resulting costs and all federal and/or state tax implications associated with such, and the Sellers shall have no obligation or liability therefore.
ARTICLE VIII.
CONDITIONS TO OBLIGATIONS OF BUYER
     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date (unless otherwise provided herein) of each of the following conditions:
  8.01      Accuracy  of  Representations  and  Warranties  and  Compliance With
            --------------------------------------------------------------------
Covenants.
     ----
(a) All representations and warranties of the Sellers set forth in this Agreement, the Ancillary Documents to which they are a party, the ICS Disclosure
     Schedule and any other document delivered pursuant to this Agreement, shall be accurate when made and, in addition, except as may be otherwise disclosed to Buyer, shall be accurate as of the Effective Date; and
(b) As of the Closing, the Sellers shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before such time by this Agreement.
  8.02     Good  Standing;  Qualification  to  do  Business.
           ------------------------------------------------
     ICS shall have delivered to Buyer a certificate of good standing from the State of Kentucky and any other jurisdiction in which it has qualified to do business dated as of a date no earlier than five (5) days prior to the Closing Date.
  8.03     Minimum  Net  Working  Capital.
           ------------------------------
(a) The Purchase Price is based upon ICS having a minimum of Net Working Capital of $750,000 ("MINIMUM NET WORKING CAPITAL") computed as of December 31, 2007 by Buyer's auditors. The cash portion of the Purchase Price shall be adjusted, if necessary, on the date that is ten (10) business days following receipt by Buyer of the final audit report for ICS (as then owned by Buyer) for the 2007 fiscal year then ended, but in no event later than April 15, 2008. The audit report shall include an audited consolidated balance sheet for ICS ("CLOSING BALANCE SHEET") computed in accordance with GAAP, applied consistent with past practices of ICS. If the Closing Balance Sheet reflects Net Working Capital that is less than the Minimum Net Working Capital (the difference to be referred to as the "SHORTFALL"), each of the Sellers shall pay to Buyer their respective pro rata share of the Shortfall, dollar for dollar within fifteen
(15) Business Days of their receipt of the Closing Balance Sheet. In the event the Closing Balance Sheet reflects Net Working Capital in excess of the Minimum Net Working Capital, then Buyer will pay to the Sellers their respective pro rata share of the excess, dollar for dollar, within fifteen (15) Business Days of its receipt of the Closing Balance Sheet. "NET WORKING CAPITAL" shall mean current assets minus current liabilities in accordance with GAAP. Further, consistent with the provisions of Section 2.09(a), above, any local level taxes (i.e, City of Louisville/Jefferson County, Kentucky) accrued by ICS on its Closing Balance Sheet as a result of the Section 338(h)(10) Election, shall not be taken into account as a liability for purposes of the Net Working Capital calculation as provided for in this Section 8.03.
(b) If the Sellers do not agree with the Net Working Capital calculation computed by the Buyer's auditors, the Sellers shall so inform the Buyer in writing within fifteen (15) Business Days after the Sellers' receipt thereof, such writing to set forth the objections of the Sellers in reasonable detail. If the Sellers and the Buyer cannot reach agreement as to any disputed matter relating to the Net Working Capital calculation within thirty (30) Business Days after notification by the Sellers to the Buyer of a dispute, they shall forthwith refer the disputed items to an accounting firm of recognized standing in the United States and mutually agreeable to the Sellers and the Buyer for resolution, with the understanding that such firm shall resolve all disputed items within twenty (20) Business Days after such disputed items are referred to it. If the Buyer and the Sellers are unable to agree on the choice of an accounting firm, then PriceWaterhouse Coopers LLP, of Louisville, Kentucky, shall serve as the accounting firm. If PriceWaterhouse Coopers LLP is unwilling to so serve, the Buyer and the Sellers shall within ten (10) Business Days each select two (2) accounting firms of recognized standing within 150 miles of Louisville, Kentucky, and the accounting firm shall be selected by lot (after excluding their respective regular outside accounting firms). The decision of any such accounting firm under this subparagraph (b) with respect to all disputed matters relating to the Net Working Capital computation shall be deemed final and conclusive and shall be binding upon the Sellers and the Buyer. Any payments due pursuant to the decision of the accounting firm shall be made within fifteen (15) Business Days of the parties' receipt of such firm's decision. In addition, if the Sellers do not object to the Net Working Capital calculation within the fifteen (15) Business Day period referred to above, the Net Working Capital calculation as so prepared by Buyer's auditors shall be deemed final and conclusive and binding upon the Sellers and the Buyer.
(c) The Sellers shall be entitled to have reasonable access to the books and records of ICS and the work papers of the Buyer prepared specifically in connection with the Net Working Capital calculation, and, upon reasonable prior notice, shall be entitled to discuss such books and records and work papers with the Buyer and those persons responsible for the preparation thereof.
(d) The Sellers and the Buyer shall pay their own respective costs and expenses incurred in connection with the matters described in this Section 8.03,
                                                                   ------------
provided, however, that the fees and expenses of the accounting firm selected to
--------  -------
calculate the Net Working Capital pursuant to Section 8.03(b) shall be borne
                                              ---------------
entirely by the party whose calculation of the final Net Working Capital differs by the greatest amount from the Net Working Capital determined by such accounting firm.
  8.04     Inventory.
           ---------
     An itemized Inventory shall have been prepared on the Closing Balance Sheet pursuant to Section 8.03 hereof, based upon physical observation by a Representative of Buyer and a Representative of ICS.
  8.05     Review  of  Proceedings.
           -----------------------
     All actions, Proceedings, instruments, and documents required to carry out this Agreement, the Ancillary Documents to which ICS and the Sellers are a party, the ICS Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement or incidental to any of them and all other related legal matters shall be subject to the reasonable approval of Phillips Nizer LLP, counsel to Buyer, and ICS, and the Sellers shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.
  8.06     No  Legal  Action.
           -----------------
     There shall not have been instituted or threatened any legal Proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.
  8.07     No  Governmental  Action.
           ------------------------
     There shall not have been any action taken, or any Law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole but reasonable judgment of Buyer, is reasonably likely to: (a) make any of the transactions contemplated by this Agreement illegal; (b) result in a delay in the consummation of any of the transactions contemplated by this Agreement; (c) require the divestiture by Buyer or ICS of a material portion of the business of either of them; (d) impose material limitations on the ability of Buyer effectively to exercise full rights of ownership with respect to the properties and assets of ICS; or (e) otherwise prohibit, restrict or delay consummation of any of the transactions contemplated by this Agreement or impair the contemplated  benefits  to  Buyer,  ICS  and  the  Sellers  of  the transactions contemplated  by  this  Agreement.
  8.08     Consents.
           --------
     The Sellers shall have obtained at or prior to the execution of this Agreement, all Consents required for consummation of the transactions contemplated by this Agreement.
  8.09     Personnel.
           ---------
     The  individuals  set forth on Schedule 8.09 of the ICS Disclosure Schedule
                                    -------------
are employees (except those who resigned or were terminated in the Ordinary Course of Business) of ICS as provided thereon, and shall, at the Closing Date be actively engaged in the performance of their existing duties for ICS and shall not have evidenced any intention not to continue employment subsequent to the Closing Date.
  8.10     Employment  Agreements.
           ----------------------
     The  persons  listed  in  Schedule  7.01  of  the  ICS Disclosure Schedule,
                               --------------
including, but not limited to, Mr. Ice, Mr. Rhudy and Ms. McDearman, shall have entered into the Employment Agreements with Buyer pursuant to Section 7.01 hereof, subject to mutual agreement with Buyer as to all material terms and conditions. Mr. Ice will be elected at the Closing effective on the Effective Date to the position of President and Chief Operating Officer of ICS. Mr. Ice shall receive notice of and have the opportunity to participate in all meetings of the Board of Directors of Buyer. Any breach or default by Buyer of the conditions herein would render any Employment Agreement void at the option of each of these persons.
  8.11     Restrictive Covenants Agreement.
           -------------------------------
     All key operating personnel of ICS identified and agreed upon before the execution of this Agreement and who do not enter into employment agreements with Buyer, shall have executed and delivered to Buyer a Restrictive Covenants
Agreement,  substantially  in  the  form  annexed  hereto  as  Exhibit  8.11
                                                               -------------
("RESTRICTIVE  COVENANTS  AGREEMENT").
  8.12     General Release.
           ---------------
     Buyer shall have received from each person who is before the execution of this Agreement, becomes, or who at any time between that date which is one year prior to the date this Agreement is executed was, an officer, director or shareholder of ICS, a General Release of all claims, demands and causes of action against ICS, dated the date of the Closing Date, substantially in the form annexed hereto as Exhibit 8.12 ("GENERAL RELEASE").
                           -------------
  8.13     Other  Closing  Documents.
           -------------------------
     ICS and the Sellers shall have delivered to Buyer at or prior to the Closing such other documents as Buyer may reasonably request in order to enable it to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.
  8.14     Other  Agreements.
           -----------------
     Any and all agreements to be executed in connection with this Agreement and the transactions contemplated herein shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing Date, and no party thereto at any time from the execution thereof until immediately after the Effective Date shall have been in violation of or in default in complying with any material provision thereof.
  8.15     Corporate  Records.
           ------------------
     Buyer shall have received at or prior to the Closing Date the original corporate minute book, stock ledger, stock certificate book, corporate seal and other related corporate records and documents of ICS, along with the signed resignation, effective as of the Effective Date, of the officers and directors of each of them. Notwithstanding that fact, Mr. Ice shall be reelected by the new Board of Directors of ICS to the position of President and Chief Operating Officer of ICS and by Buyer, as a Director of ICS, upon the Closing Date. In addition, Buyer shall have received at the Closing signed bank and financial institution signature cards substituting the existing signatories with the newly appointed signatories mutually authorized by Buyer and Mr. Ice on all bank and financial institution accounts of ICS effective as of the Effective Date. Buyer shall also have received at the Closing a copy of all keys to the leased Premises of ICS and physical control and custody of all of the business assets and property of ICS effective as of the Effective Date.
  8.16     Opinion  of  Counsel.
           --------------------
     On the Closing Date, Buyer shall have received an opinion of counsel for ICS and the Sellers, addressed to Buyer, in the form of Exhibit 8.16 annexed
                                                            ------------
hereto.
  8.17     Board  Approval.
           ---------------
     The Boards of Directors of ICS shall have approved this Agreement and the Share Purchase and such approval shall not have been recorded, modified or superseded in any way and shall remain in full force and effect on the Effective Date.
  8.18     No  Material  Adverse  Change.
           -----------------------------
     From the date of this Agreement until the Effective Date, there shall not have occurred any Material Adverse Change with respect to ICS.
  8.19     Tax  Withholding  Forms  and  Certificates.
           ------------------------------------------
     The Sellers shall have provided Buyer with properly executed Internal Revenue Service Forms W-9, a statement that satisfies Buyer's obligations under Treasury Regulation Section 1.1445-2(b)(2), state Tax clearance certificates or any other document(s) which may be required by any Taxing or Governmental Authority in order to relieve Buyer of any obligation to withhold any portion of the payments to the Sellers pursuant to this Agreement.
  8.20     Section  338(h)(10)  Election.
           -----------------------------
     Within a reasonable time following the Closing, each of ICS and the Sellers will join with Buyer in making the Section 338(h)(10) Election with respect to the Share Purchase and shall timely file all tax forms (including forms 8023 and
8883)  in  connection  therewith,  pursuant  to  Section  2.09  hereof.
  8.21     Assignment  and  Assumption  of  Lease.
           --------------------------------------
     ICS shall have executed and delivered to Buyer an Assignment and Assumption of Lease pursuant to Section 6.08 hereof.
  8.22     Delivery  of  Cash  into  the  Indemnity  Escrow  Account.
           ---------------------------------------------------------
     Buyer shall, at the direction of Mr. Ice, have deposited $150,000 cash into the Indemnity Escrow Account pursuant to the terms and conditions of this Agreement and the Indemnity Escrow Agreement in the Form of Exhibit 2.06(d)
                                                                 ---------------
annexed  hereto.
  8.23     Responsibility  for  Filing  Tax  Returns.
           -----------------------------------------
     The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for ICS through the Effective Date. Sellers shall provide Buyer with copies of all of such Tax Returns prior to filing and provide Buyer with reasonable time to review and comment on each such Tax Return. The Sellers shall be solely responsible for any and all payments owed by the Sellers for all Tax Periods through the Effective Date. ICS shall have accrued any and all payments owed by ICS for all Tax Periods through the Effective Date. ICS and the Sellers' obligations hereunder shall survive the Closing.
  8.24     Termination  of  Shareholders'  Agreement.
           -----------------------------------------
     At the Closing, the Sellers shall have each provided Buyer with written confirmation that the Shareholders' Agreement made and entered into on May 24, 2001, as amended, by and among Kenneth J. Ice, Julie A. McDearman, Michael R. Rhudy and ICS has been terminated and that ICS and the Sellers have no further liabilities under such Agreement.
ARTICLE IX.
CONDITIONS TO OBLIGATIONS OF THE SELLERS
     The respective obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date (unless otherwise provided herein) of each of the following conditions:
  9.01           Accuracy  of  Representations  and  Compliance  with Covenants.
                 --------------------------------------------------------------
(a) All representations and warranties of Buyer contained in this Agreement, the Ancillary Documents to which it is a party, the Orbit Disclosure
Schedule and all other certificates, agreements or other documents executed and delivered by Buyer pursuant to this Agreement, shall be accurate when made and shall be accurate as of the Effective Date; and
(b) As of the Closing, Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.
  9.02     Stock Certificates.
           ------------------
     Buyer shall have delivered to the Sellers' Closing Escrow Agent on the Closing Date, stock certificates representing the Orbit Shares that are being issued pursuant to Section 2.02(i) and Section 2.05(b) hereof and the Sellers' Closing Escrow Agreement. The Sellers' Closing Escrow Agent shall deliver the Orbit Shares to the Sellers on the Effective Date in accordance with the Closing Escrow Agreement.
  9.03     Cash  Purchase  Price.
           ---------------------
     Buyer shall deliver the cash portion of the Purchase Price on the Closing Date as follows: (i) $900,000 to the Sellers' Closing Escrow Agent and (ii) $4,500,000 to Buyer's Closing Escrow Agent pursuant to Section 2.06 of this
Agreement, the Closing Escrow Agreements and the Indemnity Escrow Agreement. Subject to Section 2.06(d) and Section 8.03 hereof, the Sellers' Closing Escrow Agent and Buyer's Closing Escrow Agent shall deliver the cash portion of the Purchase Price to the Sellers on the Effective Date in accordance with the Closing Escrow Agreements.
  9.04     Employment  Agreements.
           ----------------------
     Buyer shall enter into and deliver the Employment Agreement with each person listed in Schedule 7.01 of the ICS Disclosure Schedule pursuant to
                    --------------
Section  7.01  hereof.
  9.05     Registration  Rights  Agreement.
           -------------------------------
     Sellers shall have received from Buyer the fully executed Registration Rights Agreement pursuant to Section 2.07(b) hereof.
  9.06     Opinion  of  Counsel.
           --------------------
     On the Closing Date, the Sellers shall have received an opinion of counsel for Buyer, addressed to the Sellers, in the form of Exhibit 9.06 annexed hereto.
                                                    ------------
  9.07     Assignment  and  Assumption  of  Lease.
           --------------------------------------
     Buyer shall have executed and delivered to ICS an Assignment and Assumption of Lease pursuant to Section 6.07 hereof.
  9.08     Board  Approval.
           ---------------
     The Board of Directors of Buyer shall have approved this Agreement and the Share Purchase and such approval shall not have been recorded, modified or superseded in any way and shall remain in full force and effect on the Closing Date.
  9.09     Other  Closing  Documents.
           -------------------------
     Buyer shall have delivered to the Sellers at or prior to the Closing Date such other documents as the Sellers may reasonably request in order to enable the Sellers to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.
  9.10     No  Legal  Action.
           -----------------
     There shall not have been instituted or threatened any legal Proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.
  9.11     Other Agreements.
           ----------------
     Any and all agreements to be executed in connection with this Agreement and the transactions contemplated herein shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing Date, and no party thereto at any time from the execution thereof until immediately after the Effective Date shall have been in violation of or in default in complying with any material provision thereof.
  9.12      Consents.
            --------
     All Consents shall have been obtained at or prior to the date of this Agreement.
  9.13     Review  of  Proceedings.
           -----------------------
     All Actions, Proceedings, instruments and documents required to carry out this Agreement, the Ancillary Documents to which they are parties, the Orbit Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement or incidental to any of them and all other related legal matters shall be subject to the reasonable approval of Seiller Waterman LLC, counsel to the Sellers, and Buyer shall have furnished such counsel with such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.
  9.14     No  Governmental  Action.
           ------------------------
     There shall not have been any action taken, or any Law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole but reasonable judgment of the Sellers, is reasonably likely to: (a) make any of the transactions contemplated by this Agreement illegal; (b) result in a delay in the consummation of any of the transactions contemplated by this Agreement;
or (c) otherwise prohibit, restrict or delay consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to Buyer and the Sellers of the transactions contemplated by this Agreement.
  9.15     Release  of  Guaranties,  Mortgages.
           -----------------------------------
     If not completed contemporaneously with the Closing, Buyer will, no later than the Effective Date, take all necessary steps to release Sellers from any personal guaranties of Sellers with any financial institution in favor of ICS, and release any and all liens or mortgages on the Sellers' assets pledged to any financial institution (including as set forth in Section 9.16 below) as collateral in favor of ICS and Buyer agrees to fully indemnify and hold Sellers harmless from any claims, demands and damages arising out of such obligations.
  9.16     Pre-Closing  Assignment  of  the  Certificates  of  Deposits.
           ------------------------------------------------------------
     Immediately prior to the Closing, ICS shall, upon Sellers' request, have assigned the Certificate of Deposit (account #00000783806) ("Certificate of Deposit") and funds associated with it currently in the name of ICS and held by The First Capital Bank of Kentucky ("Bank"), as follows: $200,000 to ICS, with the balance of the Certificate of Deposit, including any interest earned thereon, to be allocated amongst the Sellers as follows: Mr. Ice - 80%; Mr. Rhudy - 10%; and Ms. McDearman - 10% (collectively, the "Sellers CD Funds"). Sellers CD Funds may remain pledged as collateral to the Bank for ICS' benefit, until released to the Sellers as provided in Section 9.15 hereof.
ARTICLE X.
MISCELLANEOUS
  10.01     Termination.
            -----------
     This Agreement may not be terminated and the Share Purchase and the other transactions contemplated herein may not be abandoned at any time prior to the Effective Date except by written mutual consent of Buyer and each Seller.
  10.02     [Intentionally  left  blank]
            ----------------------------
  10.03     Confidentiality.
            ---------------
(a) The terms and conditions of an executed Confidentiality Agreement dated November 18, 2005 by and between Buyer and ICS are incorporated herein by reference.
(b) Neither Buyer nor the Sellers shall issue any press release or other public statement or make any comment (other than in the course of performing their respective obligations hereunder) with respect to the Share Purchase without the prior written consent of the other party. Notwithstanding the foregoing, each party shall have the right, after consulting with the other party, to issue any press release or other public statement, if required by applicable Law.
  10.04     Expenses.
            --------
     Buyer and the Sellers will each be responsible for their own respective expenses in connection with the proposed Share Purchase, and the performance of the provisions of this Agreement, except the Parties agree that ICS shall reimburse, at Closing or shall pay prior to Closing, Sellers' reasonable expenses (including in such amount any legal and accounting fees) incurred in connection with the matters related to this Agreement.
  10.05     Brokers  and  Finders.
            ---------------------
     It is understood that there are no brokers, or finders acting on behalf of Buyer and the Sellers in connection with the Share Purchase, and no fees to any broker or finder shall be paid by Buyer or the Sellers in connection with the Share Purchase other than Cove Partners LLC that will be paid by Buyer. The
Buyer will indemnify and hold each of the Sellers harmless from any and all claims of Cove Partners LLC (and any other Person acting on behalf of the Buyer) for brokerage or finder fees associated with the transaction contemplated by this Agreement.
  10.06     Further  Actions.
            ----------------
     At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
  10.07     Availability  of  Equitable  Remedies.
            -------------------------------------
     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.
  10.08     Modification.
            ------------
     This Agreement, the Ancillary Documents, the ICS Disclosure Schedule, the Orbit Disclosure Schedule and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Any prior written agreements or forms executed by the parties are hereby repudiated and declared void ab initio, except for the Confidentiality Agreement referred to in Section 10.03(a) hereof which remains in full force and effect.
  10.09     Notices.
            -------
     All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed, certified return receipt requested, or if sent by Federal Express or other well recognized private courier ("COURIER") or if personally delivered to, or if sent by fax with the original thereof sent by Courier to:
If to Buyer:
Orbit International Corp.
80 Cabot Court
Hauppauge, New York 11788
Attention:     Dennis Sunshine, President
Facsimile:     (631) 952-1396
With a copy to:
Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103-0084
Attention:     Elliot H. Lutzker, Esq.
Facsimile:     (212) 262-5152

If to ICS:

Integrated Consulting Services, Inc.
163 Rochester Drive
Louisville, KY 40214
Attention:     Kenneth Ice
Facsimile:     (502) 364-5108

If to Kenneth Ice:

Kenneth J. Ice
Integrated Consulting Services, Inc.
163 Rochester Drive
Louisville, KY 40214
Facsimile:     (502) 364-5108

If to Michael R. Rhudy:
Michael R. Rhudy
Integrated Consulting Services, Inc.
163 Rochester Drive
Louisville, KY 40214
Facsimile:     (502) 364-5108
If to Julie A. McDearman:

Julie A. McDearman
Integrated Consulting Services, Inc.
163 Rochester Drive
Louisville, KY 40214
Facsimile:     (502) 364-5108

And for each, ICS, Mr. Ice, Mr. Rhudy and Ms. McDearman, with a copy to:

     Seiller Waterman LLC
     Meidinger Tower, 22nd Floor
     462 South Fourth Street
     Louisville, KY 40202
     Attention:     Anuj G. Rastogi
     Facsimile:     (502) 371-9287
All notices, requests and other communications shall be deemed received on the date of acknowledgment or other evidence of actual receipt in the case of certified mail, Courier delivery or personal delivery or, in the case of fax delivery, upon the date of fax receipt provided that the original is delivered within two (2) Business Days. Any party hereto may designate different or additional parties for the receipt of notice, pursuant to notice given in accordance with the foregoing.
  10.10     Waiver.
            ------
     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by or on behalf of the waiving party.
  10.11     Disclosure Schedules; Effect of Investigation.
            ---------------------------------------------
     Nothing in the ICS Disclosure Schedule and Orbit Disclosure Schedule (collectively, the "DISCLOSURE SCHEDULE") shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless, subject to the following two sentences, such exception is identified in the applicable Section of the Disclosure Schedule and the nature of such exception is reasonably apparent from such disclosure. The Disclosure Schedule shall be arranged in numbered schedules corresponding to the Section and subsections contained in this Agreement and shall be complete with cross-references where and as appropriate. Any information, item or other disclosure set forth in any section, schedule or other portion of the Disclosure Schedule shall be deemed to have been set forth in all other applicable portions hereof, if the relevance of such disclosure to such other portion is reasonably apparent from the facts specified in such disclosure. Except as otherwise provided in this Agreement, the right to indemnification, payment of losses or other remedy based on any of the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution or delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of losses, or other remedy based on such representations, warranties, covenants and agreements.
  10.12     Binding  Effect.
            ---------------
     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal Representatives.
  10.13     No  Third-Party  Beneficiaries.
            ------------------------------
     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
  10.14     Severability.
            ------------
     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and any such invalid, illegal or unenforceable provision shall be enforceable to the fullest extent permitted by law, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances
  10.15     Headings.
            --------
     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
  10.16     Governing  Law;  Jurisdiction;  Venue.
            -------------------------------------
     This Agreement shall be governed by and construed in accordance with the Law of the State of New York, without reference to its principles of conflicts of Laws. Notwithstanding the foregoing, any claim or action arising out of or based upon the Employment Agreement set forth in Section 7.01 herein shall be governed by and construed in accordance with the laws of Kentucky. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Jefferson County (as to state court), or the Western District of Kentucky (as to federal court), for the purpose of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, irrevocably waives the defense of an inconvenient forum with respect thereto, and agrees not to commence any such claim or action other than in the above-named courts.
  10.17     Counterparts.
            ------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
  10.18     Construction.
            ------------
     The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and the Ancillary Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and the Ancillary Documents or any amendments hereto.
                             SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first written above.

     ICS:

     Integrated Consulting Services, Inc.

BUYER:
     By: _______________________________
Orbit International Corp.            Kenneth J. Ice
            President

By:
Dennis Sunshine
President
     SELLERS:



     Kenneth J. Ice



     Michael R. Rhudy



     Julie A. McDearman

                                                                    EXHIBIT 2.03
                                                                    ------------


                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

                    Kenneth  J.  Ice          80%

                    Michael  R.  Rhudy     10%

                    Julie  A.  McDearman     10%

     The aforesaid allocation shall be made with regards to the following consideration received by the Sellers:

-     ORBIT  shares  received  pursuant  to  Section  2.02(i)

-     Cash  received  pursuant  to  Section  2.02(ii)

-     Annual  Earn  Out  Payments  made  pursuant  to  Section  2.07

-     Section  338(h)(10)  payment  made  pursuant  to Sections 2.02 and 2.09(a)

-     The  Net  Working  Capital  payment made pursuant to Section 2.03 and 8.03